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                                                                 EXHIBIT 10.105



                            PRE-OPENING SERVICES AND
                              MANAGEMENT AGREEMENT

                                       FOR

                     SUNRISE ASSISTED LIVING OF STUDIO CITY


                                DECEMBER 23, 2002





        OWNER:  AL U.S./STUDIO CITY SENIOR HOUSING, L.P.
        MANAGER:  SUNRISE ASSISTED LIVING MANAGEMENT, INC.


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                                LIST OF EXHIBITS

Exhibit A      Description of Real Property
Exhibit B      Form of Approved Budget (including Pre-Opening Budget)
Exhibit C      Omitted
Exhibit D      Financial Reporting Requirements
Exhibit E      Insurance Coverage
Exhibit F      Other Facilities
Exhibit G      Other Pre-Opening Services and Management Agreements
Exhibit H      Major Actions
Exhibit I      Cash Management Procedures
Exhibit J      Responsible Contractor Program Policy


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                            PRE-OPENING SERVICES AND
                              MANAGEMENT AGREEMENT

        THIS PRE-OPENING SERVICES AND MANAGEMENT AGREEMENT ("Agreement") is made as of the 23rd day of December, 2002 between SUNRISE ASSISTED LIVING MANAGEMENT, INC., a Virginia corporation ("Manager"), and AL U.S./STUDIO CITY ASSISTED LIVING, L.P. a California limited partnership ("Owner").

                                    RECITALS:

        A. Owner is the owner of certain real and personal property described in Exhibit A, attached hereto and made a part hereof, on which is situated an assisted living facility, located in Studio City, California and known as Sunrise Assisted Living of Studio City (hereinafter referred to as the "Facility").

        B. Owner wishes to appoint Manager as manager of the Facility and Manager desires to accept such appointment and manage the Facility.

        NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        The following terms shall have the following meanings when used in this
Agreement:

Section 1.01 Accountants. The term "Accountants" shall mean Ernst & Young LLP, or such other firm of independent certified public accountants as may be approved by the AEW Member and Operator.

Section 1.02 Accounting Period. The term "Accounting Period" shall mean the calendar month.

Section 1.03 Adjusted Buy-Out Fee. The term "Adjusted Buy-Out Fee" is defined in
Section 12.02(b)(ii).

Section 1.04 AEW Member. AEW Senior Housing Company, LLC, a Delaware limited liability company that is a member of ALUS.

Section 1.05 Affiliate. The term "Affiliate" shall mean with respect to any person or entity (a "Person"), (i) any Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Person or (ii) any Person of which a Person is the beneficial owner of a twenty-five percent (25%) or greater interest or (iii) any Person who acquires all or substantially all of the assets of a Person. A Person shall be deemed to control another Person if such Person, directly or indirectly, has the power to direct the management, operations or business of such Person. The term "beneficial owner" is to be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

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Section 1.06 Agreement. The terms "Agreement" and this "Agreement" shall mean this Pre-Opening Services and Management Agreement between Owner and Manager, and any amendments hereto as may be from time to time agreed to in writing by the parties.

Section 1.07 ALUS. The term "ALUS" shall mean AL U.S. Development Venture, LLC, a Delaware limited liability company, which is the sole member of AL U.S. Pool One, LLC, a Delaware limited liability company ("AL Pool") which is the Sole Member of AL California GP, LLC, the general partner of the Owner.

Section 1.08 Approved Budget. The term "Approved Budget" shall mean the following budgets approved by Owner for the operation of the Facility (which budgets may be submitted to Owner as one budget for the Facility, with separate line items for each of the following): (a) the Pre-Opening Budget described in
Section 4.02(a); (b) the Marketing Budget described in Section 4.03(a) hereof;
(c) the Annual Operating Budget described in Article VII; (d) the "FF&E Budget" described in Section 10.02(a); (e) the Repairs and Equipment Estimate described in Section 10.02(c) hereof; and (f) the Capital Budget described in Section
10.03 hereof. The Approved Budget shall be the budgets set forth above in this section as approved in writing by Owner. The approved Pre-Opening Budget is attached hereto as Exhibit K, and made a part hereof.

Section 1.09 Bankruptcy. The term "Bankruptcy" shall mean with reference to the
Manager:

        (a) the entry of an order for relief (or similar court order) against such Member which authorizes a case brought under Chapter 7, 11 or 13 of Title 11 of the United States Code (or successors to such Chapters and Title) to proceed;

        (b) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding by Manager;

        (c) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding against Manager if such proceeding is not dismissed within 120 days after the commencement thereof;

        (d) the entry of a court decree or court order which remains unstayed and in effect for a period of 120 consecutive days:

                (i) adjudging Manager insolvent under any federal, state or foreign law relating to bankruptcy, insolvency, reorganization, arrangement, liquidation, receivership or the like;

                (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, Manager or its properties under any federal, state or foreign law relating to insolvency, reorganization, arrangement, liquidation, receivership or the like;

                (iii) appointing a receiver, liquidator, assignee, trustee, conservator or sequester (or other similar official) of Manager, or of all, or of a substantial part, of Manager's properties; or


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                (iv)    ordering the winding up, dissolution or liquidation of
                        the affairs of Manager;

        (e) the Consent by Manager to the institution against it of any proceeding of the type described in subsection (a), (b), (c) and (d);

        (f) the Consent by Manager to the appointment of a receiver, liquidator, assignee, trustee, conservator or sequester (or other similar official) of Manager, of all, or of a substantial part, of its properties;

        (g) the making by Manager of an assignment for the benefit of creditors; or the admission in writing by Manager of its inability to pay its debts generally as they come due.

Section 1.10 Buy-Out Fee. The term "Buy-Out Fee" shall mean an amount equal to the present value of (i) the payments that would have been made to Manager between the Termination Date and the originally scheduled expiration date of the Term as a Management Fee if the Management Agreements had not been terminated pursuant to this Agreement, calculated assuming that the Management Fee is (A) equal to three percent (3%) of Projected Gross Revenues, and (B) payable in arrears on the last day of each calendar month, discounted at (ii) an annual discount rate equal to thirteen and three-quarters percent (13.75%). The Buy-Out Fee shall be estimated by Owner on or before the Termination Date based upon the most recent financial reports delivered to Owner by Manager under this Agreement and shall thereafter be subject to adjustment in accordance with the provisions of Section 12.02(b)(ii) hereof.

Section 1.11 Buy-Out Fee Adjustment Notice. The term "Buy-Out Fee Adjustment Notice" is defined in Section 12.02(b)(ii).

Section 1.12 Cash Management Procedures. The term "Cash Management Procedures" shall mean those procedures for the receipt of Gross Revenues and payment of Facility Expenses summarized on Exhibit I attached hereto.

Section 1.13 Commencement of Management Services. The term "Commencement of Management Services" shall mean that date upon which the Facility receives a certificate of occupancy sufficient to permit the occupancy, use and operation of the Facility.

Section 1.14 Developer. The term "Developer" shall mean Sunrise Development, Inc., a Virginia corporation.

Section 1.15 Development Agreement. The term "Development Agreement" shall mean that certain Development Agreement dated on or about the date hereof between Owner and Developer governing the development of the Facility.

Section 1.16 Escrow Agent. A national title company or other party mutually acceptable to Owner and Manager willing to enter into the Escrow Agreement.

Section 1.17 Escrow Agreement. The term "Escrow Agreement" is defined in Section 12.02(b)(i).


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Section 1.18 Escrow Amount. The term "Escrow Amount" is defined in Section
12.02(b)(i).

Section 1.19 Event of Default. The term "Event of Default" is defined in Section 13.01, as to Manager, and in Section 13.02, as to Owner.

Section 1.20 Facility. The term "Facility" shall mean the assisted living facility owned by Owner and described in the recitals to this Agreement.

Section 1.21 Facility Expenses. The term "Facility Expenses" shall mean the following costs and expenses related to the maintenance, operation, repair, renovation, replacement and staffing of the Facility and in accordance with the Approved Budget, which costs and expenses shall be paid by the Manager from funds made available by Owner (it being understood and agreed that, for purposes hereof, "third parties" or "third party" shall in no event include Manager or any Affiliate of Manager):

        - Costs of inventory and supplies used in the operation of the Facility, including the initial inventory and supplies purchased prior to the Commencement of Management Services, which shall be included in the Development Budget for the Facility prepared pursuant to the Development Agreement and approved by Owner;

        - Costs payable to third parties to prevent, cure or correct any violation of federal, state or municipal laws, ordinances, regulations, restrictive covenants or orders or the rules of the applicable Board of Fire Underwriters with respect to the leasing, use, repair or maintenance of the Facility and any expense incurred in order to obtain or maintain any operating permits or licenses, including any registration fees and expenses and legal fees associated therewith;

        - Costs payable to third parties to make repairs and perform all maintenance and preventative maintenance and other routine property maintenance and upkeep services;

        - Costs payable to third parties for the collection of delinquent rentals collected through an attorney or collection agency and other costs required in connection with the enforcement of any lease or resident agreement (including, without limitation, legal fees, reasonable disbursements and moving and storage expenses for FF&E and personal property of Residents and/or lessees);

        -       Costs payable to third parties under service contracts;

        - Costs payable to third parties for advertising and leasing expenses (including, but not limited to, promotions, printing and signs);

        - Costs payable to third parties for auditing, tax preparation and accounting services and reasonable attorneys' fees;

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        -       Costs incurred by Manager for all personnel employed at the
                Facility or whose services are entirely allocable to the Facility (or the regional business manager (or such additional personnel as may be agreed to in writing by Owner) employed in part at the Facility and in part at other facilities not owned by Owner, a pro rata share, determined by facility and not unit count, of costs of such personnel), such costs to include salary and wages, training programs, hiring expenses, payroll taxes, workers' compensation, bonus compensation, incentive compensation, retirement plan payments, travel expenses and other benefits payable (including, for example, health insurance, dental insurance, life insurance and disability insurance) to such personnel;

        - Costs payable to third parties for printed forms and supplies required for use at the Facility;

        -       Costs of all utilities serving the Facility;

        - Costs payable to third parties for printed checks and bank account fees for each bank account reasonably required by Owner;

        - To the extent required to be carried by Manager, costs of insurance premiums for insurance at the Facility;

        - Costs payable to third parties incurred in order to prevent a breach under a lease or a mortgage loan affecting the Facility;

        -       All fees payable to Manager under the terms of this Agreement;

        - Costs incurred by Manager for electronic data processing equipment, systems, software or services used at the Facility;

        -       All Impositions described in Section 5.05;

        - Costs incurred by Manager for comprehensive crime insurance or fidelity bonds; and

        - Any other costs (including, without limitation, expenditures for FF&E, Repairs and Equipment and capital improvements), fees or expenses included in, and which Manager is authorized to incur in accordance with, the Approved Budget and the terms, conditions and limitations set forth in this Agreement, including the permitted variances under Article VII hereof.

If any of the above Facility Expenses are shared with other senior housing facilities managed by Manager or its Affiliates, whether owned by Affiliates of Owner or other parties, at the request of the AEW Member, Manager shall provide Owner with an analysis, in such detail as the AEW Member may reasonably request, of the formula and methodology employed by Manager in allocating such Facility Expenses, including a breakdown of corporate overhead costs associated



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with any such Facility Expense, and a statement as to the fairness of the formula and methodology for allocating such Facility Expenses among the applicable senior housing facilities. It is anticipated that on an annual basis, Manager shall submit to Owner and Owner shall approve or reject in its reasonable discretion certain shared expenses and corporate-level expenses as contemplated by this paragraph, which shall include but not be limited to: (i) advertising prepared on a corporate-level basis by Manager; (ii) corporate-level information technology, reporting systems, and software; (iii) corporate level support of corporate level training, services and systems engaged in or utilized by Manager for the purpose of furthering the operation of the Facility in accordance with the Sunrise Standards; and (iv) other corporate-level expenses which Manager believes should be allocated to the Facilities and constitute Facility Expenses. Such allocation shall be included in the draft of the Annual Operating Budget submitted to Owner pursuant to Article VII and shall be subject to the annual audit conducted pursuant to Section 6.01 and, at Owner's request, any audit conducted pursuant to Section 6.03, and, as part of any such audit, the Accountants shall review and verify the formula and methodology employed by Manager in allocating such costs, as well as the breakdown of corporate overhead expenses associated with any such shared Facility Expense.

        Facility Expenses shall not include the following:

        - Except as expressly agreed to by Owner, costs incurred by Manager for salary and wages, payroll taxes, workers' compensation, bonus compensation, incentive compensation, retirement plan payments, travel expenses and other benefits payable to Manager's corporate office employees or divisional or regional supervisor employees (including, without limitation, non-incentive stock option grants and any bonus compensation to such employees);

        - Except as specifically approved by Owner as part of an annual request by Manager, costs incurred by Manager for in-house accounting and reporting systems, software or services, or any pro rata charge thereof, furnished by Manager under this Agreement, as distinguished from third party accounting and reporting costs (as for example, the annual auditing costs of accountants);

        - Costs incurred by Manager for forms, papers, ledgers and other supplies, equipment, copying and telephone of any kind used in Manager's office at any location other than the Facility;

        -       Costs incurred by Manager for political contributions;

        - Costs attributable to losses which are covered by the indemnity obligations of Manager pursuant to Section 14.05 of this Agreement;

        - Except as expressly agreed to by Owner, costs incurred by Manager for training and hiring expenses related to corporate office employees or divisional or regional supervisory employees, including but not limited to employment and employment agency fees;


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        -       Costs incurred by Manager for advertising expenses of Manager other than costs of marketing the Facility for lease or occupancy, or costs of employment ads for positions at the Facility;

        - Costs incurred by Manager for any in-house risk manager, architect, engineer, accountant or other professional advisor or consultant employed by Manager (as distinct from third parties engaged for the performance of such services);

        - Costs incurred by Manager for dues of Manager or any of its employees in professional organizations or for any of Manager's employees participating in industry conventions or meetings (except to the extent included in an Approved Budget or as otherwise specifically approved by Owner);

        - Any costs and expenses incurred in management of properties or facilities not operated by Owner; and

        - All other costs and expenses not described in Facility Expenses above, including, without limitation, home office and corporate level expenses not included in an Approved Budget, except as expressly set forth in Section 4.06.

Section 1.22 FF&E. The term "FF&E" shall mean furniture, fixtures, furnishings, soft goods, case goods, vehicles, systems and equipment, but shall not include Household Replacements or Software.

Section 1.23 Force Majeure. The term "Force Majeure" shall have the meaning given such term in Section 17.15.

Section 1.24 GAAP. The term "GAAP" means generally accepted accounting principles as adopted by the American Institute of Certified Public Accountants.

Section 1.25 Gross Revenues. The term "Gross Revenues" shall mean all revenues derived from operating the Facility and all departments and parts thereof, determined in accordance with GAAP for each Accounting Period (with the exception of any pass-through fees) including, but not limited to: income (from both cash and credit transactions, net of any fee therefor) from community fees, monthly occupancy fees, health care fees and any and all other fees and payments whatsoever received from Residents of the Facility; income from food and beverage and catering sales; income from vending machines; and proceeds, if any, from business interruption (but only to the extent it reimburses Owner for lost income and not for additional or other expenses) or other loss of income insurance, all determined in accordance with GAAP; provided, however, that Gross Revenues shall not include (i) gratuities to employees at the Facility; (ii) federal, state or municipal excise, sales or use taxes or similar taxes imposed at the point of sale and collected directly from Residents or guests of the Facility or included as part of the sales price of any goods or services; (iii) proceeds from the sale of FF&E and any other capital asset; (iv) interest received or accrued with respect to the monies in any operating or reserve accounts of the Facility; (v) proceeds of any financing or refinancing of the Facility or any portion thereof; (vi) proceeds of any insurance policy (except loss of income insurance as provided above) or condemnation or other taking;
(vii) any cash refunds, rebates or discounts to



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Residents of the Facility, cash discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; (viii) proceeds from any sale of the Facility or any other capital transaction; (ix) Resident funds on deposit or security deposits until such time as the same are applied to current fees due for services rendered for the Facility; (x) awards of damages, settlement proceeds and other payments received by Owner in respect of any litigation other than litigation to collect fees due for services rendered from the Facility; and (xi) payments under any policy of title insurance. Any community fees or deposits that are refunded to a Resident shall be credited against Gross Revenues during the month in which such refunds are made, if previously included in Gross Revenues.

Section 1.26 Household Replacements. The term "Household Replacements" shall mean supply items including linen, china, glassware, silver, uniforms, and similar items.

Section 1.27 Intellectual Property. The term "Intellectual Property" shall mean
(i) all Software developed and owned by Manager or an Affiliate of Manager; and
(ii) all written manuals, instructions, policies, procedures and directives issued by Manager to its employees at the Facility regarding the procedures and techniques to be used in operation of the Facility.

Section 1.28 Legal Requirements. The term "Legal Requirements" shall mean any license, certificate, law, code, rule, ordinance, regulation or order of any federal, state or local governmental authority, court, department, commission, board or office, Board of Fire Underwriters or any body similar to any of the foregoing having jurisdiction over the business or operation of the Facility or the matters which are the subject of this Agreement, including any resident care or health care, building, zoning or use laws, ordinances, regulations or orders, environmental protection laws and fire department rule.

Section 1.29 Major Actions. The term "Major Actions" means any of those actions or decisions listed on Exhibit H attached hereto.

Section 1.30 Management Fee.  The term "Management Fee" is defined in
Section 3.01.

Section 1.31 Management Services. The term "Management Services" shall mean the services described in this Agreement, which shall commence upon the date which the Facility receives a certificate of occupancy sufficient to permit the occupancy, use and operation of the Facility.

Section 1.32 Master Agreement. The term "Master Agreement" shall mean that certain Master Agreement of even date herewith by and among ALUS, the AEW Member, Developer and Manager.

Section 1.33 Mortgage. The term "Mortgage" shall mean any mortgage or deed of trust recorded against the Facility as security for a secured loan.

Section 1.34 Net Operating Income. The term "Net Operating Income" shall mean the excess (if any) of Gross Revenues over Facility Expenses, calculated on an accrual basis.

Section 1.35 Other Facilities. The term "Other Facilities" shall mean those certain independent living and assisted living/dementia care facilities listed on Exhibit F, and any other



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such facilities as may hereafter be owned by a wholly-owned subsidiary of ALUS and operated by Manager pursuant to an Other Pre-Opening Services and Management Agreement.

Section 1.36 Other Pre-Opening Services and Management Agreements. The term "Other Pre-Opening Services and Management Agreements" shall mean those certain Pre-Opening Services and Management Agreements listed on Exhibit G, and any other Pre-Opening Services and Management Agreements as may hereafter be entered into by and between a wholly owned subsidiary of ALUS and Manager.

Section 1.37 Pre-Opening Services. The term "Pre-Opening Services" shall mean the management services performed by Manager during the period commencing on the date hereof and continuing throughout construction up to date on which the Facility receives a certificate of occupancy sufficient to permit the occupancy, use and operation of the Facility, as described in Section 4.02 of this Agreement.

Section 1.38 Projected Gross Revenues. The term "Projected Gross Revenues" shall mean, with respect to the first twelve (12) month period after the Termination Date, one hundred three percent (103%) of the aggregate actual Gross Revenues for the Facility for the twelve (12) month period ending on the last day of the month immediately preceding the month in which the Termination Date occurs; and for each succeeding twelve (12) month period, Projected Gross Revenues shall mean one hundred three percent (103%) of the Projected Gross Revenues for the immediately preceding twelve (12) month period.

Section 1.39 Proprietary Marks. The term "Proprietary Marks" shall mean all trademarks, trade names, symbols, logos, slogans, designs, insignia, emblems, devices, service marks and distinctive designs of buildings and signs, or combinations thereof, which are used to identify the Facility in the Sunrise System. The term "Proprietary Marks" shall also include all trade names, trademarks, symbols, logos, designs, etc., which are used in connection with the operation of the Facility during the Term. The term "Proprietary Marks" shall include all present and future Proprietary Marks, whether they are now or hereafter owned by Manager or any of its Affiliates, and whether or not they are registered under the laws of the United States or any other country.

Section 1.40   Residents.  The term "Residents" is defined in Section 2.02(b).

Section 1.41 Software. The term "Software" means all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than computer software which is commercially available, which are owned or leased by Manager and used in connection with its operations at the Facility.

Section 1.42 State. The term "State" shall mean the state in which the Facility is located and any regulatory agencies within the State with overview authority or other authority over the Facility, unless otherwise specifically indicated.

Section 1.43 Sunrise Standards. The term "Sunrise Standards" means from time to time both the operational standards (for example, staffing levels, Resident care and health care policies and procedures, and accounting and financial reporting policies and procedures) and the physical standards (for example, quality of FF&E and frequency of FF&E replacements) that are then generally and consistently (but not necessarily, absolutely or without exception) applied at or to



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assisted living communities in the Sunrise System, which are of comparable type, size, age and market orientation as the Facility, all in accordance with Legal Requirements, provided that the Sunrise Standards shall at all times be at a level consistent with those of a premier Manager of assisted living/dementia care facilities.

Section 1.44 Sunrise System. The term "Sunrise System" means at any particular time the entire system or group of Sunrise Assisted Living communities then owned and/or operated or managed by Manager (or one or more of its Affiliates), under the "Sunrise" name.

Section 1.45 Term. The "Term" of this Agreement shall be the period beginning when this Agreement is executed and ending, unless sooner terminated, on December 22, 2027.

Section 1.46 Termination Date. The term "Termination Date" is defined in Section 12.02(b)(i).

Section 1.47 Venture Agreement. The term "Venture Agreement" shall mean the Limited Liability Company Agreement of ALUS dated as of December 23, 2002.

                                   ARTICLE II
              APPOINTMENT OF MANAGER AND PRIMARY GOAL OF AGREEMENT

        Section 2.01 Appointment of Manager. Owner hereby appoints Manager and Manager hereby accepts appointment, subject to the terms and conditions of this Agreement, as the sole and exclusive Manager for the daily operation and management of the Facility. Except as otherwise provided herein, Manager shall have responsibility and complete and full control and discretion for the operation, direction, management and supervision of the Facility, subject only to the then applicable Approved Budget and other limitations expressed in this Agreement, in accordance with this Agreement, including, without limitation, the Sunrise Standards and all Legal Requirements. Manager accepts said appointment and agrees to operate the Facility during the Term of this Agreement in accordance with the terms and conditions hereinafter set forth. Manager shall use the Facility solely for the operation of assisted living communities pursuant to the Sunrise Standards and the other terms and provisions of this Agreement.

        Section 2.02 Goals. In furtherance of the joint goals of Owner and Manager, Manager shall:

        a. Provide appropriate pre-opening services for the Facility, including the preparation of operating and capital budgets, obtaining all necessary operating licenses, interviewing and hiring staff, pre-leasing and marketing, and preparing procedure manuals and policies relative to the operation and management of the Facility.

        b. Establish and maintain programs to promote the most effective utilization of the Facility's services;

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        c.      Provide quality services to individuals residing at the Facility
                (the "Residents") in a manner complying with the form of resident agreement in use at the Facility and the Approved Budget;

        d. Establish appropriate marketing programs and maintain a public image of excellence and first-class operation for the Facility, all in accordance with this Agreement, the Sunrise Standards and the Approved Budget;

        e. Maintain well trained, quality staff, in sufficient number, at the Facility in a manner consistent with this Agreement, the Sunrise Standards and the Approved Budget;

        f. Operate the Facility on a sound financial basis in a manner consistent with this Agreement, the Sunrise Standards and the Approved Budget;

        g. Establish and maintain a sound financial accounting system for the Facility;

        h. Institute and maintain adequate internal fiscal controls through proper budgeting, accounting procedures, and timely financial reporting in a manner consistent with this Agreement;

        i. Prevent loss of Gross Revenues from the Facility and establish sound cash flow through sound billing and collection procedures and methods;

        j. Conform operations at the Facility to, and comply with, all applicable Legal Requirements, this Agreement and the Sunrise Standards, including without limitation, those pertaining to licensing, and take the steps necessary to ensure that all licenses and certificates necessary to operate the Facility are maintained at all times, without interruption; and

        k. Take such other steps as are necessary to provide high quality care to the Residents, consistent with this Agreement, the Sunrise Standards and the Approved Budget.

        Section 2.03 Representations and Warranties of Owner. Owner represents and warrants to Manager as follows:

        (a) Owner is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California.

        (b) Owner has full power and authority to enter into this Agreement and to carry out its obligations set forth herein. Owner has taken all action required by laws, its organizational documents or otherwise to be taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of Owner enforceable in accordance with its terms, except that such


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enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.04 Representations and Warranties of Manager . Manager represents and warrants to Owner as follows:

        (a) Manager is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, has full corporate power and authority to own its properties and is duly qualified or licensed to do business as a foreign corporation in the states in which the Facility is located.

        (b) Manager has full power and authority to enter into this Agreement and to carry out its obligations set forth herein. Manager has taken all action required by law, its articles of incorporation, its bylaws or otherwise to be taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of Manager enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

        (c) All licenses and/or certificates necessary for the operation of the Facility in accordance with this Agreement have been (to the extent obtainable at this time) or will in due course (with Owner's cooperation) be, obtained and are or will be valid and in full force and effect. Manager knows of no reason that the Facility would not be capable of being operated in the usual manner and without interruption commencing as of the Commencement of Management Services. To Manager's knowledge, the Facility is in compliance with the requirements of all licenses and/or certificates currently in place (if any), and Manager has received no notice of any violation of, or circumstance which would prevent or hinder the issuance of, as applicable, any license or certificate necessary for the operation of the Facility in accordance with the Sunrise Standards, or the lack of any such license or certificate required for such operation of the Facility. Manager knows of no reason that any licenses or certificates required in order to operate the Facility pursuant to the terms of this Agreement would not be obtainable in due course.

        (d) Manager and/or its Affiliates own the Proprietary Marks and the Intellectual Property and Manager has full right, power and authority to permit the use thereof in connection with the Facility. Manager shall defend the Proprietary Marks and Intellectual Property against any claim of right by any other person to use the same, and will promptly commence and diligently prosecute any action necessary to prevent the dilution or misappropriation of the Proprietary Marks and/or Intellectual Property, where such defense or action is commercially reasonable in the circumstances.

                                   ARTICLE III
                               PAYMENTS TO MANAGER

Section 3.01 Management Fee. As compensation for the services to be rendered by Manager in accordance with Article IV, from and after the Commencement of Management Services, Manager shall receive, on a monthly basis, in arrears, a management fee (the "Management Fee") during the Term equal to:

        (a) For the first six (6) months after the Commencement of Management Services, Seventeen Thousand Five Hundred Dollars ($17,500) per month, unless a Management Fee calculated in the manner set forth in subparagraphs (b), (c) or
(d) immediately following would result in a higher amount for any given month, in which case, such higher amount shall be the Management Fee payable to Manager for such month;

        (b) Thereafter, five percent (5%) of the Gross Revenues of the Facility shall be paid until the Net Operating Income (before the deduction of the Management Fee) from the Facility with respect to any calendar month is greater than One Hundred Forty-Seven Thousand Dollars ($147,000) and the average of such Net Operating Income for the four months commencing with such month is at least that amount;

        (c) Thereafter, six percent (6%) of the Gross Revenues of the Facility shall be paid until the Net Operating Income (before the deduction of the Management Fee) from the Facility with respect to any calendar month is greater than One Hundred Eighty-One thousand Dollars ($181,000) and the average of such Net Operating Income for the four months commencing with such month is at least that amount;

        (d) Thereafter, seven percent (7%) of the Gross Revenues of the Facility shall be paid.

        (e) Before any Management Fee is paid to Manager under any of clauses
(b), (c) or (d) above, Manager shall provide notice to Owner, together with a statement demonstrating that the applicable level of four-month average Net Operating Income has been achieved as set forth in clauses (b) or (c), respectively, which statement shall be subject to Owner's reasonable approval, and which shall be subject to the annual audit conducted pursuant to Section 6.01, and, at Owner's request, any audit conducted pursuant to Section 6.03. Upon agreement by Owner that the applicable level of four-month average Net Operating Income was achieved, Manager shall receive a retroactive payment equal to an additional 1% of Gross Revenues for each month of the applicable four-month threshold period. For accounting and all other purposes, the Management Fee shall be considered a Facility Expense. The Management Fee will cover the cost of Manager's providing the Management Services, including, without limitation, supervision and general overall management of the Facility.

        (f) In the event that the four month period described in subsection (b) above begins no later than the 14th month after occupancy (as described below), the additional one percent (1%) of Gross Revenues described in subsection (e) above shall be applicable beginning on the seventh month from the Commencement of Management Services.

        (g) In the event that the four month period described in subsection (c) above begins no later than the 17th month after occupancy (as described below), and provided that Manager shall have qualified for the additional 1% payment pursuant to subsection (f) above, Manager shall also be entitled to a further retroactive payment of an additional one percent (1%) of Gross Revenues beginning on the seventh month from the Commencement of Management Services.

        For purposes of determining months after "occupancy" referred to in subparagraphs (f) and (g), the first month shall be the month in which the first resident occupies a unit in the Facility, provided that if such first resident occupies on or after the fifteenth (15th) day of the month, the next succeeding month shall be the first month.

Section 3.02 Pre-Opening Services Fee. As compensation for the Pre-Opening Services to be rendered during the period described in the definition of Pre-Opening Services in accordance with Section 4.02, Manager shall be entitled to a pre-opening services fee (the "Pre-Opening Services Fee") equal to Three Hundred Eleven Thousand Seven Hundred Seventy Six Dollars ($311,776). The Pre-Opening Services Fee shall be paid as follows:

        (a) Fifty percent (50%) of the Pre-Opening Service Fee shall be paid upon the earlier to occur of (i) the Net Operating Income (before the deduction of the Management Fee) from the Facility with respect to any calendar month is greater than zero, as long as an amount sufficient to cover debt service for such month remains in the working capital, operating deficit or interest reserves to be drawn under any construction loan with respect to the Facility or
(ii) cash flow break even for the Facility (which is defined as Gross Revenues less the sum of Facility Expenses and monthly debt service on any loan);

        (b) Twenty-Five percent (25%) of the Pre-Opening Service Fee shall be paid at such time as the Net Operating Income for the Facility with respect to any calendar month is greater than One Hundred Sixteen Thousand Dollars ($116,000).

        (c) The balance of the Pre-Opening Service Fee shall be paid at such time as the Net Operating Income for the Facility with respect to any calendar month is greater than One Hundred Forty-Seven Thousand Dollars ($147,000).

        Manager acknowledges and agrees that, until such time as the Net Operating Income levels set forth in subparagraphs 3.02(a), (b) or (c) are attained, payment of the Pre-Operating Services Fee will not be made and Manager shall have no right to demand or compel such payment. In addition, before any Pre-Operating Services Fee is payable to Manager under any of clauses (a), (b) or (c) above, Manager shall provide notice to Owner, together with a statement of operations for the Facility justifying the payment of the applicable Pre-Operating Services Fee, which shall be subject to Owner's reasonable approval and which shall be subject to the annual audit conducted pursuant to
Section 6.01, and, at Owner's request, any audit conducted pursuant to Section
6.03. Owner agrees to make the payments required within fifteen (15) days after Manager demonstrates to Owner's reasonable satisfaction that the relevant new Operating Income levels have been achieved and sustained, as applicable.

                                   ARTICLE IV
                          DUTIES AND RIGHTS OF MANAGER

Section 4.01 Authority of Manager; Right of Possession. Subject to the terms of this Agreement and any Approved Budget, Facility operations shall be under the exclusive supervision and control of Manager, which shall be responsible for the proper and efficient operation of the Facility in accordance with the terms and provisions of this Agreement. Subject to the terms of this Agreement and any Approved Budget, Manager shall have discretion and control, free from interference, interruption or disturbance from Owner or those claiming by, through or under Owner (except as expressly set forth herein with regard to required Owner approvals), in all matters relating to the management and operation of the Facility, including, without limitation, the following: fees and charges for providing accommodations, food services, care services, and related services to Residents and their guests; supervision of Resident care; health care policies; credit policies; food and beverage services; employment policies; executing, modifying and terminating licenses and concessions for commercial space within the Facility and the provision of services to Residents at the Facility in accordance with Section 4.05 hereinbelow (provided that the term of any such license or concession shall not extend beyond the Term of this Agreement); receipt and disbursement of funds (subject to the terms of the Cash Management Procedures); procurement of inventories, supplies and services; promotion and publicity; and, generally, all activities necessary for the operation of the Facility consistent with this Agreement and the Cash Management Procedures. Notwithstanding anything contained in this Agreement to the contrary, and without limiting any other provision of this Agreement, in no event shall Manager take any Major Actions without the express, prior written consent of Owner (which may be expressly set forth in an Approved Budget).

Section 4.02 Pre-Opening Services. Manager shall provide the following services to Owner commencing as of the date construction of the Facility started and continuing throughout construction up to opening of the Facility (the "Pre-Opening Services"):

        a. Prepare and submit to Owner for Owner's approval (i) a budget for the period from the execution hereof until the opening of the Facility to the public (the "Pre-Opening Budget"), including all costs to be incurred in connection with the development, design and construction management services under the Development Agreement, the Pre-Opening Services and the Marketing Services and the sources of funds and (ii) operating and capital budgets and financial projections for the operation of the Facility upon opening.

        b. Review state licensing issues and obtain on Owner's behalf (and in Owner's name, to the extent permissible under applicable law) all necessary licenses for the Facility.

        c. Determine appropriate staffing, prepare job descriptions and locate, hire as employees of Manager (but at Owner's expense), and train administrative, resident services and food service staffs. Owner acknowledges that certain employees will be hired prior to the Commencement of Management Services.

        d. Prepare the Facility for occupancy, including causing the Facility to be equipped with all FF&E, case goods and systems necessary for its operation as a state-of-the-art, prototypical Sunrise Facility.

        e. Prepare and submit to Owner for Owner's approval appropriate procedures manuals and policies relative to all aspects of management and operation of the Facility as an assisted living community.

        f. Obtain all necessary approvals to operate the Facility. Manager shall provide, at no additional cost to Owner, all required preparation of documents, records and filings necessary to maintain a State license for the Facility. Any fees due for the filing of applicable licenses shall be Facility Expenses.

        g. Prepare and submit to Owner for Owner's approval a system of accounts and records.

        h. Prepare and submit to Owner on a weekly basis a leasing status and progress report, setting forth such information as Owner may reasonably request, including, without limitation, a leasing traffic report, a summary of deposits received and of nonrefundable deposits and a summary of resident agreements signed during such week.

Section 4.03 Marketing Services. Manager shall provide the following services (the "Marketing Services"):

        a. Prepare a marketing plan and marketing strategy for the Facility and a budget (the "Marketing Budget") for such plan and strategy. Prior to the Facility opening, such Marketing Budget shall be contained as a line item within the Annual Operating Budget (as defined in Article VII below). Upon opening of the Facility, the Marketing Budget shall be a separate document. The Marketing Budget shall be revised annually at the time of the submission of the Annual Operating Budget and shall be subject to Owner's approval.

        b. Direct the marketing efforts for the Facility in accordance with the Marketing Budget and this Agreement.

        c. Plan and implement community outreach, public relations and special events programs in a manner consistent with the Approved Budget.

        d. Do all other things Manager reasonably deems necessary for the successful marketing of the Facility consistent with this Agreement.

Section 4.04 Hiring and Training of Staff. Manager shall be solely responsible for the hiring of all Facility staff and shall maintain at all times staffing necessary to operate the Facility in accordance with this Agreement and the Approved Budget. All personnel employed at the Facility shall be employed and paid by Manager, and the salaries, costs and benefits of such employees shall be Facility Expenses. The salaries, costs and benefits of the employees shall be competitive with the community in which the Facility is located and generally commensurate with the salaries, costs and benefits paid by Manager in other facilities its owns or manages and in any event consistent with the Approved Budget. Manager shall not enter into any written employment agreements with any person which purport to bind Owner. The Annual Operating Budget shall include the number, titles and salary ranges of all employees. Manager shall perform background checks as required by the State and the Sunrise Standards on all persons proposed to be employed at the Facility, and shall comply with all State requirements and the Sunrise Standards with regard to such background checks. Manager shall provide a Bonus Program or other bonus compensation for its employees at the Facility providing benefits at least equal to the benefits provided by Manager throughout the Sunrise System. With respect to all employees of Manager, Manager shall provide necessary worker's compensation payments, income tax withholding and other similar payments, and such personnel at all times shall be the employees of Manager and shall not be deemed to be the employees of Owner for any purpose whatsoever.

Section 4.05 Management Services. As Manager of the Facility, Manager shall use its diligent, good faith efforts to implement all aspects of the operation of the Facility in accordance with the terms of this Agreement (including, without limitation, the Sunrise Standards, Cash Management Procedures and all Legal Requirements), and the Approved Budget, and shall have responsibility and commensurate authority for all such activities. Without limiting the generality of the foregoing, in addition to any other duties set forth in this Agreement, Manager shall use its diligent, good faith efforts to do the following, all in accordance with this Agreement and the then applicable Approved Budget:

        a. Enter into all contracts, leases and agreements required in the ordinary course of business for the supply, operation, maintenance and service of the Facility (including but not limited to food procurement, trash removal, pest control and elevator maintenance) and, subject to adequate funds being available, pay the costs of all such services when due. Manager shall obtain the written consent of Owner before entering into any contract, lease or agreement in excess of Fifty Thousand Dollars ($50,000.00) or one (1) year in duration, except those specifically set forth in the Approved Budget.

        b. Purchase such inventories, provisions, food, supplies and other expendable items as are necessary to operate and maintain the Facility in the manner required pursuant to this Agreement.

        c. Recruit, hire, supervise train and discharge all employees to be employed at the Facility.

        d. Provide care to Residents of the Facility as provided for in the resident agreement agreed to by the parties.

        e. Set all resident fees and use its best professional efforts to collect such fees.

        f.      Oversee, manage and direct all day-to-day operations.

Section 4.06 Manager's Home Office Employees. As part of the provision of the services provided by Manager, Manager shall from time to time make its employees who are not working directly at the Facility (the "Home Office Employees") available for consultation and advice related to the Facility. Home Office Employees include Manager 's home office staff and staff at other facilities managed by Manager and its Affiliates with experience in areas such as accounting, budgeting, finance, human resources, construction, development, marketing, food service and purchasing. The services of Home Office Employees recited in the immediately preceding sentence and all other "normal" services in accordance with the Sunrise Standards shall be provided by Manager to the Facility on a routine basis, shall not constitute a "Facility Expense," and shall be provided by Manager without any charge or fee to Owner (other than as expressly set forth in Article III). Should Owner request a type, form or level of service of a different nature that Home Office Employees do not provide in the ordinary course of operations to carry out the scope of services described in this Agreement, Manager shall (i) provide such services by Home Office Employees for an additional cost to be agreed to in advance by Manager and Owner, which cost shall be a Facility Expense, or (ii) if such services cannot be provided by Manager's Home Office Employees or if Manager and Owner cannot agree on the cost thereof, use its commercially reasonable efforts to locate and contract for such services from outside consultants, the cost of which shall be a Facility Expense.

Section 4.07 Personnel Administration. The personnel at the Facility shall be employed by Manager, and the salaries, costs and benefits of such employees shall be Facility Expenses. Manager shall be responsible for recruiting, hiring, training, promoting, assigning, supervising and discharging the personnel of the Facility and shall be responsible for the formulation, implementation, modification and administration of wage scales, rates of compensation, employee insurance, employee taxes, in-service training, attendance at seminars or conferences, staffing schedules, job descriptions and personnel policies with respect to the personnel of the Facility in accordance with the Approved Budget.

Section 4.08 Purchasing. Manager shall use, on behalf of the Facility, such purchasing systems and procedures developed by or otherwise available to Manager for all items that are consistent with the Approved Budget. In furtherance thereof, Manager shall utilize, to the extent that they offer competitive prices, any national purchasing contracts that Manager may from time to time have in effect with suppliers of equipment and supplies. Any purchase by Manager made pursuant to or otherwise ancillary to this Agreement shall be made with Manager acting as agent for and at the expense of the Facility or Owner.

Section 4.09 Resident Agreements. Manager shall submit any forms of resident agreements or other occupancy agreements used in conjunction with the Facility for Owner's approval before they are used by Manager. Manager shall act as an authorized representative of Owner in executing resident agreements and occupancy agreements, but Manager shall not enter into such agreement for a duration of more than one year without the prior written consent of Owner.

Section 4.10 Contracts with Affiliates. Manager shall not engage or pay any compensation to any Affiliate of Manager for the provision of services in connection with this Agreement unless (a) such party is fully qualified and experienced to provide the required services, (b) both the scope of services and the compensation payable to such Affiliate for the services are consistent with then current market standards or arm's-length transactions, (c) Manager discloses such engagement to Owner as a transaction with an Affiliate of Manager and (d) Owner approves such engagement or payment.

Section 4.11 Contract Documents; Indemnity Provisions. Manager shall use reasonable efforts to include in all service and supply contracts with third party contractors, a provision requiring such contractors to indemnify and hold harmless Owner and Manager from and against any loss, cost or expense arising out of the negligence, willful misconduct or fraud of such third party or its employees, agents or contractors in connection with the performance of its obligations under such contracts.

Section 4.12 Compliance with Certain Policies. Manager acknowledges and agrees that, so long as the California Public Employee's Retirement System (the "System") directly or indirectly owns an interest in Owner, Manager will use best efforts to comply with the System's objectives and then current policies regarding the selection of responsible contractors. The System's current objectives and policies regarding responsible contractors is attached hereto as Exhibit J and incorporated herein by reference. Such compliance shall include, but not be limited to, complying with the System's reporting requirements regarding such efforts.

                                    ARTICLE V
                            COLLECTIONS, PAYMENTS AND
                         PROCEDURE FOR HANDLING RECEIPTS

Section 5.01 Collection and Payments. Manager shall collect all Gross Revenues in accordance with the Cash Management Procedures and pay Facility Expenses as set forth in the Approved Budget. All fees due to Manager under this Agreement will be paid by Manager as a Facility Expense in the priority set forth in
Section 5.02.

Section 5.02 Payment Priority. The following items shall be paid in the following order: (a) Facility Expenses, excluding the Management Fee and (b) the Management Fee.

Section 5.03 Credits and Collections. Manager shall install credit and collection policies and procedures. Manager shall institute monthly billing by the Facility and steps necessary to collect accounts and monies owed to the Facility. This also includes the institution of legal proceedings in the name of Owner, Manager and/or the Facility, if necessary, and authorized by Owner in writing after Manager has made its best efforts to collect such accounts, and the enforcement of the rights of Owner as creditor under any contract in connection with the rendering of any service or the purchase of any goods. Any and all reasonable costs and/or fees charged by a third party in connection with the collections and/or enforcement set forth in this Section shall be included in Facility Expenses as a legal expense.

Section 5.04 Depositories for Funds. Manager shall maintain accounts in the manner set forth in the Cash Management Procedures. Manager shall be authorized to access the accounts without the approval of Owner, subject to a limitation on the maximum amount of any check, which limitation shall be established between Manager and Owner as part of the Annual Budget. It is Owner's responsibility to provide the funds needed to operate the Facility in a manner designed to meet the mutual goals of Owner and Manager set forth in Section 2.02 above.

Owner shall be a signatory on all accounts maintained with respect to the Facility, and Owner shall have the right to require that Owner's signature be required on all checks/withdrawals after a default by Manager under this Agreement.

Section 5.05   Impositions.

        (a) Except as specifically set forth in Section 5.05(b) hereof, all Impositions (defined below) which accrue during the Term of this Agreement (or are properly allocable to such Term under GAAP) shall be paid by Manager, as a Facility Expense, before any fine, penalty or interest is added thereto or lien placed upon the Facility or this Agreement, unless payment thereof is stayed; provided, however, that nothing herein shall impose upon Manager responsibility for funding payment of Impositions from Manager's own funds. Owner shall within five (5) business days after the receipt of any invoice, bill, assessment, notice or other correspondence relating to any Imposition, furnish Manager with a copy thereof. Either Owner or Manager may initiate proceedings to contest any Imposition (in which case each party agrees to sign the required applications and otherwise cooperate with the other party in expediting the matter), and all reasonable costs of any negotiations or proceedings with respect to any such contest shall be paid from Gross Revenues and shall be a Facility Expense; provided, however, that neither party shall have the right to expend in excess of Five Thousand Dollars ($5,000) with respect to any such negotiations or proceedings without the consent of the other party.

        (b) The term "Impositions" means all levies, assessments and similar charges, including, without limitation, the following: all water, sewer or similar fees, rents, rates, charges, excises or levies, vault license fees or rentals; license fees; inspection fees and other authorization fees and other governmental charges of any kind or nature whatsoever, whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereinafter levied or assessed of every character (including all interest and penalties thereon), which at any time during or in respect of the Term of this Agreement may be assessed, levied, confirmed or imposed on Owner or Manager with respect to the Facility or the operation thereof, or otherwise in respect of or be a lien upon the Facility (including, without limitation, on any of the inventories or Household Replacements now or hereafter located therein). Impositions shall not include (i) any income or franchise taxes payable by Owner or Manager or
(ii) any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax imposed on Owner or Manager, all of which shall be paid solely by Owner or Manager, not from Gross Revenues or any other funds generated by or held with respect to the Facility.

                                   ARTICLE VI
                                FINANCIAL RECORDS

Section 6.01 Accounting and Financial Records. Manager shall establish and administer accounting procedures and controls and systems for the development, preparation and safekeeping of records and books of accounting relating to the business and financial affairs of the Facility, including payroll, accounts receivable and accounts payable, and shall prepare such monthly, quarterly and annual financial reports as the Owner shall reasonably request, all in accordance with the requirements described in Exhibit D attached hereto or such other requirements as the Owner may reasonably require. Such records shall be kept on the accrual basis and shall be in accordance with GAAP and shall compare monthly and year to date results with the Approved Budget. The Manager shall cooperate with the Owner's independent auditors in the preparation of the annual audit and preparation of income tax returns. The costs of the annual audit and of providing information necessary for the preparation of the income tax returns of Owner and Owner Investments shall be Facility Expenses.

Section 6.02 Reports. In addition to the reports required pursuant to Section
6.01 and such other reports as may be reasonably requested by Owner, Manager shall keep Owner informed as to the financial status, condition, and operation of the Facility and as to any State or local reporting requirements in connection with the licenses and permits necessary for the Facilities, with written reports and such other or special reports as Manager may from time to time determine are necessary or as Owner may reasonably request from time to time.

Section 6.03 Access; Audit Rights. Owner and its representatives shall have the right at all reasonable times during the usual business hours of the Facility to audit, examine, and make copies of books of account (including copying any records contained in Software) maintained by Manager with respect to the Facility, which audit or examination may cover any time period (monthly, quarterly or annually) at Owner's discretion. Such right may be exercised through any agent or employee designated by Owner or by an independent public accountant designated by Owner. Manager shall locate any and all books of account and other records maintained by Manager with respect to the Facility at Manager's corporate office, located in McLean, Virginia. Manager shall make adequate space available to Owner at Manager's corporate office to audit, examine and make copies of such books of account and other records, and Manager shall be under no obligation to relocate such records to the Facility for Owner's review. If any of the reports required by this Article VI are not furnished on a timely basis, and Manager does not provide the same within ten
(10) business days after notice from Owner thereof, Owner shall have the right, at Manager's expense, to cause the books and records of Manager relating to the Facility to be audited; provided that the foregoing right shall be in addition to, and not in lieu of, any other right or remedy available to Owner under this Agreement. Manager shall promptly correct all accounting method deficiencies and errors disclosed by Owner's audits and shall timely inform Owner of all corrective actions taken. Except as set forth above, Owner's audit shall be at Owner's expense unless an error on the part of Manager or its accountant is discovered which affects Owner adversely and is equal to or greater than five percent (5%) of the greater of gross Facility Expenses or Gross Revenues for the most recent twelve (12) month period, in which case Manager shall bear the reasonable cost of the audit.

                                   ARTICLE VII
                             ANNUAL OPERATING BUDGET

        Manager shall within the time limits set forth on Exhibit D, deliver to Owner for Owner's approval, a draft operations budget for the next year for the Facility, and a final operations budget, and set forth an estimate, on an Accounting Period basis, of Gross Revenues and Facility Expenses, together with an explanation of anticipated changes to resident charges, payroll rates and positions, non-wage cost increases, the proposed methodology and formula employed by Manager in allocating shared Facility Expenses (as described in Section 1.21), and all other factors differing from the current fiscal year. The budget, as proposed, shall be considered by Owner and, in consultation between Owner and Manager, the budget for the Facility for the ensuing fiscal year will be prepared by the Manager with the final contents of the budget to be determined mutually by Manager and Owner (the "Annual Operating Budget"). The Annual Operating Budget shall be accompanied by a narrative description of operating objectives and assumptions and an updated competitive set analysis. If there is a delay in the finalization of a new Annual Operating Budget, or if Owner shall fail to approve the newly proposed budget, Manager shall operate under the expired Annual Operating Budget until a new budget is approved. If consensus cannot be reached between the parties as to the Annual Operating Budget within sixty (60) days of Owner's receipt of the proposed budget, Owner shall designate in good faith the final operating budget. In the event Manager disagrees in good faith with such budget, the matter shall be submitted to arbitration in accordance with Article XVIII, and the results of such arbitration shall be binding upon the parties. Manager shall use its best efforts to operate the Facility as provided herein so that the actual Gross Revenues, costs, and Facility Expenses of the operation and maintenance of the Facility during any applicable period of Owner's fiscal year shall be consistent with the Approved Budget. All expenses must be charged to the proper account on a basis consistent with the Approved Budget classifications. No expense may be reclassified except as needed to correct an inadvertent error. Manager will secure Owner's prior written approval for any expenditure that will result in a variance of the greater of $10,000 or 5% of the annual budgeted amount in any one accounting category of the Approved Budget. During the calendar year, Manager shall inform Owner promptly of any major increases or decreases in costs, expenses or income that were not reflected in the Approved Budget. The form of the Approved Budget shall be consistent with Exhibit B.

                                  ARTICLE VIII
                             OTHER FINANCIAL MATTERS

Section 8.01 Tax Status. Subject to the provisions of this Agreement, Manager shall operate the Facility in a manner to best assure that Owner and the Facility receive all benefits of applicable tax exemptions and/or credits available thereto from any governmental authority. Manager will prepare or cause to be prepared all tax returns required in the course of operations excluding income or franchise tax returns, which are the responsibilities of Owner. These returns include, but are not limited to, sales and use tax return, personal property tax return and business, professional and occupational license tax returns. Manager shall timely file or cause to be filed such returns as required by each jurisdiction. All third party costs and expenses incurred by Manager in performing its duties shall be Facility Expenses. Nothing herein shall be construed to restrict Manager from engaging a thirty party accounting or law firm to assist Manager to file or cause to be filed such returns on a timely basis. Notwithstanding the foregoing, Manager shall not be responsible for the preparation of Owner's Federal or State income tax returns; provided, however, that Manager shall cooperate fully with Owner as may be necessary to enable Owner to file such Federal or State income tax returns, including without limitation by preparing the necessary data and submitting it to Owner in a timely manner.

Section 8.02 Employee Withholding. Manager shall comply with all applicable Legal Requirements concerning the withholding of taxes from employee wages.

                                   ARTICLE IX
               GENERAL COVENANTS AND OWNER AND MANAGER OBLIGATIONS

Section 9.01 Covenants Not To Hire. It is expressly understood and agreed by Owner and Manager that, during the Term and for a period of one year thereafter, each party shall not, and shall not permit any Affiliate, directly or indirectly, to hire, employ, offer to employ, contract with, induce to terminate the employment of, attempt to hire, or in any way contact regarding employment any person employed by the other party without the consent of the party acting as the employer, it being understood and agreed that in the event of termination of this Agreement, both parties shall fully cooperate with one another to ensure a smooth transition of management. The provisions of this Section 9.01 shall not apply to employees of Manager below the level of Executive Director and Director of Community Relations. Without limiting the generality of the foregoing, it is expressly understood and agreed that there shall be no impediment to Owner's solicitation or hiring any of Manager's so-called "care-givers" after the termination of this Agreement, but not while it is still in effect. Furthermore, this Section shall not apply to Owner if this Agreement is terminated as a result of (i) a Prohibited Change of Control as defined in Section 17.11(c) of this Agreement; or (ii) an Event of Default by Manager under this Agreement or the Other Pre-Opening Services and Management Agreements. In the event of such termination, Owner shall immediately be free to select and hire any of Manager's employees at the Facility, including, without limitation, the Executive Director and the Director of Community Relations.

Section 9.02 Owner's Obligations. Owner hereby agrees to comply with all of the provisions of this Agreement applicable to Owner and to perform all obligations of Owner as set forth herein. Owner further agrees to take all steps reasonably necessary to ensure, consistent with the provisions herein, that Owner and Owner's agents provide all necessary assistance and cooperation to Manager in connection with Manager's provision of management services hereunder.

Section 9.03 Financing of the Facility. In connection with any mortgage or deed of trust secured by the Facility after the Commencement of Management Services, Owner shall use commercially reasonable efforts to obtain and deliver to Manager a Subordination, Nondisturbance and Attornment Agreement ("SNDA") in form and substance reasonably satisfactory to Owner, Manager, and lender. It shall not be a default under this Agreement if Owner, having used commercially reasonable efforts, fails to obtain an SNDA from Owner's lender.

Section 9.04 Manager's Obligations. Manager hereby agrees to comply with all of the provisions of this Agreement applicable to Manager and to perform all obligations of Manager as set forth herein.

Section 9.05 Owner's Right To Inspect. Owner or its employees, representatives, lenders or agents shall have access to the Facility and the files, books, accounts, and records of Manager related to the Facility at any and all reasonable times for the purpose of inspection or showing the Facility to prospective purchasers, investors, Residents or mortgagees.

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

                                    ARTICLE X
                             REPAIRS AND MAINTENANCE

Section 10.01 Routine Repairs and Maintenance. Manager shall maintain the Facility in good repair and condition and in conformity with Legal Requirements, and shall make or cause to be made such routine and preventive maintenance, repairs and minor alterations, the cost of which can be expensed under GAAP, as it, from time to time, deems necessary for such purposes consistent with the Approved Budget. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues and treated as Facility Expenses consistent with the Approved Budget.

Section 10.02  Repairs and Equipment.

                (a) The Approved Budget shall contain appropriate line items (the "FF&E Budget") to cover the costs of:

                        (i) Replacements, renewals and additions to the Facility's FF&E; and

                        (ii) Certain routine repairs and maintenance to the Facility building which are normally capitalized under GAAP, such as exterior and interior repainting, resurfacing buildings walls, floors, roofs and parking areas, but which are not major repairs, alterations, improvements, renewals or replacements to the Facility building's structure or exterior facade or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems.

                (b) Manager shall from time to time make such: (i) replacements and renewals to the Facility's FF&E; and
                        (ii) repairs to the Facility building of the nature described in Section 10.02(a)(ii), as Manager deems necessary and in accordance with the "Repairs and Equipment Estimate" described in Section 10.02(c) below. Proceeds from the sale of FF&E no longer necessary to the operation of the Facility shall not be included in Gross Revenues.

                (c) Manager shall prepare an estimate (the "Repairs and Equipment Estimate") of the expenditures necessary for
                        (i) replacements and renewals to the Facility's FF&E and
                        (ii) repairs to the Facility building of the nature described in Section 10.02(a)(ii), during the ensuing fiscal year and shall submit such Repairs and Equipment Estimate to Owner for Owner's approval as a part of the Approved Budget. All expenditures proposed in the "Repairs and Equipment Estimate" will be (as to both the amount of each such expenditure and the timing thereof) both reasonable and necessary, given that the Facility will be maintained and operated in a first class condition in accordance with the terms of this Agreement. Manager will follow the applicable Repairs and Equipment Estimate, but shall be entitled to depart therefrom, in its reasonable discretion, provided that:
                        (i)
                        such departures from the applicable Repairs and Equipment Estimate result from circumstances which could not reasonably have been foreseen at the time of the submission of such Repairs and Equipment Estimate; and
                        (ii) such departures from the applicable Repairs and Equipment Estimate result from circumstances which require prompt repair and/or replacement or are necessary to comply with Legal Requirements; and (iii) Manager has submitted to Owner a revised Repairs and Equipment Estimate setting forth and explaining such departures and Owner has approved such departure. The only items of FF&E which Manager is authorized to lease (rather than purchase) shall be facsimile machines, copy machines, and other office equipment. If Manager enters into a lease described in the immediately preceding sentence, Manager shall give Owner written notice of such lease either prior to or promptly after entering into such lease. Reasonable lease payments with respect to such items shall be paid as Facility Expenses. Notwithstanding the foregoing, all FF&E, case goods and systems required for the operation of the Facility as a state-of-the-art, prototypical Sunrise Facility shall have been included within the Development Budget prepared pursuant to the Development Agreement and approved by Owner. The Repairs and Equipment Estimate shall appropriately reflect that the Facility is newly-opened and fully equipped with all FF&E, case goods and systems required for the operation of the Facility as a state-of-the-art, prototypical Sunrise Facility.

Section 10.03 Building Alterations, Improvements, Renewals and Replacements.

                (a) Manager shall prepare an annual estimate (the "Capital Budget") of the expenses necessary for major repairs, alterations, improvements, renewals and replacements to the structure or exterior facade of the Facility, or to the mechanical, electrical, heating, ventilating, air conditioning, plumbing, or vertical transportation elements of the Facility building, which expenditures, together with all other repair, maintenance and replacement expenditures which are classified as capital expenditures under GAAP and are not among those referred to in Section 10.02(a)(ii) are collectively referred to as "Non-Routine Capital Expenditures." Manager shall submit such Capital Budget to Owner for Owner's approval at the same time the Annual Operating Budget is submitted. Manager shall not make any Non-Routine Capital Expenditure without the prior written consent of Owner. Owner shall not unreasonably withhold its consent with respect to such Non-Routine Capital Expenditures as are reasonably required to achieve material compliance with any Legal Requirements or otherwise reasonably required for the continued safe operation of the Facility.

                (b) The cost of all Non-Routine Capital Expenditures referred to in Section 10.03(a) shall be paid, to the extent reasonably possible (given the requirement that the FF&E at the Facility be replaced in accordance with good, first class standards) by Owner from its own funds. Any unreasonable failure of Owner to approve and fund such Non-Routine Capital Expenditures described in
                        Section 10.04(i), within sixty (60) days after Manager's written request therefor shall be submitted to arbitration in accordance with Article XVIII, and the results of such arbitration shall be binding upon the parties.

Section 10.04 Remedial Action. If Manager receives a governmental order or notice pertaining to a violation or potential violation of any applicable Legal Requirement, or information indicating a circumstance involving the continued safe operation of a Facility, Manager shall give Owner written notice thereof within five (5) business days thereafter or sooner if circumstances reasonably warrant. Manager shall be authorized to take reasonable and appropriate remedial action consisting of repairs or maintenance to the Facility without receiving Owner's prior consent as follows:

                (i) in an emergency threatening the safety of such Facility or its Residents, invitees or employees or imminent material physical damage to the Facility; such action and/or expenditure as may be necessary to eliminate the circumstances giving rise to such emergency, or

                (ii) if the continuation of the given condition will subject Manager and/or Owner to regulatory, civil, or criminal liability or result in the suspension or revocation of a material license or permit, and Owner has either failed to remedy the situation or has failed to take appropriate legal action to stay the effectiveness of any such Legal Requirement, such action and/or expenditure as may be necessary to stay the implementation of any such Legal Requirement.

               Manager shall, as soon as reasonably practical under the circumstances, notify Owner of any action that it may have taken and any costs it may have paid or incurred and shall cooperate with Owner in the pursuit of any such action and shall have the right to participate therein. Except as hereinafter provided, Owner shall reimburse Manager for any such costs incurred by Manager in connection with any such remedial action within ninety (90) days after Owner's receipt of written notice from Manager of the amount of such costs. The cost of all expenditures described in clause (ii) this Section 10.04 (including the expenses incurred by either Owner or Manager in connection with any civil or criminal proceeding described above) shall be borne solely by Owner and shall be paid from Gross Revenues. Any disagreement regarding the funding of any proposed expenditure pursuant to this Section 10.04 shall be submitted to arbitration pursuant to Article XVIII, and the results of such arbitration shall be binding upon the parties.

Section 10.05 Liens. Manager and Owner shall use their best efforts to prevent any liens from being filed against the Facility which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Facility. Manager shall not file any lien against the Facility. They shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the release.

Section 10.06 Ownership of Replacements. All repairs and minor alterations made pursuant to this Article X shall be the property of Owner.

Section 10.07 Casualty or Condemnation. If, during the Term hereof, (i) the Facility is damaged or destroyed by fire, casualty or other cause; or (ii) all or substantially all of the Facility shall be taken in any eminent domain, condemnation, compulsory acquisition or similar proceeding by any competent authority for any public or quasi-public use or purpose; or (iii) a portion of the Facility shall be so taken, but the result is that it is unreasonable to continue to operate the Facility, then Owner shall have the right to terminate its obligations under this Agreement. In no event shall Manager be entitled to any proceeds awarded with respect to any such taking or condemnation.

                                   ARTICLE XI
                                    INSURANCE

Section 11.01 General Requirements. Manager shall maintain a program of insurance coverage for the Facility, which shall be with the insurance companies and coverages and amounts and otherwise in form and substance as directed, in writing, by Owner (the "Insurance Program"). The cost of such insurance will be included in the Approved Budget and the Annual Operating Budget as a Facility Expense. Unless otherwise directed by Owner, the Insurance Program shall include property insurance coverage for the Property through the CalPERS Master Insurance Program from the Commencement of Management Services until such time as Owner shall elect in writing to discontinue the coverage within said CalPERS Master Insurance Program. As of the date of this Agreement, the coverages required to be obtained and maintained under the Insurance Program shall include the requirements set forth on Exhibit E attached hereto. Commencing with the review and approval process for the first Annual Operating Budget to take effect on the Commencement of Management Services, and continuing annually during the term of this Agreement, the Insurance Program shall be reviewed by Manager and Owner in consultation with each other. During the annual insurance review process, Owner may propose an alternative Insurance Program for approval, and if adopting such proposed Insurance Program would result in a five percent (5%) or more savings on the premiums that would be due for the following year under the Insurance Program then in place or proposed by Manager, then, assuming Owner's Insurance Program is for the same coverages in types, amounts and with companies of equal or better ratings, then Owner's Insurance Program shall constitute the Insurance Program; provided further, however, that Owner shall have the right to discontinue property insurance coverage through the CalPERS Master Insurance Program at any time upon written notice to Manager notwithstanding whether a savings on premiums would be achieved as a result of discontinuing such coverage and adopting alternative coverage. Owner and Manager shall each be provided with certificates of insurance prior to the date hereof and whenever the insurance is renewed, modified or replaced.

Section 11.02 Blanket Policies. All insurance described in Section 11.01 may be obtained by Manager by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies fulfill the requirements specified herein.

Section 11.03 Risk Management. One of the responsibilities of Manager shall be to provide risk management oversight at the Facility.

                                   ARTICLE XII
                            TERMINATION OF AGREEMENT

Section 12.01 Termination. Unless sooner terminated pursuant to this Article, this Agreement shall expire at the end of the Term. Manager may sooner terminate this Agreement upon the occurrence of an Event of Default by Owner pursuant to
Section 13.02. Owner may sooner terminate this Agreement upon the occurrence of an Event of Default by Manager pursuant to Section 13.01, provided, however, that if the party charged with an Event of Default pursuant to Section 13.01 or
13.02 (but not this Section 12.01) shall in good faith dispute the occurrence of an Event of Default, such matter shall be submitted to binding arbitration in accordance with Article XVIII hereof. In addition, this Agreement may also be sooner terminated by Owner by written notice from Owner to Manager, if:

        (a) (i) Any of the licenses and/or certificates necessary for operation of the Facility at any time is terminated, suspended or revoked and the event giving rise to any such termination, suspension or revocation is not due to the action or inaction of Owner and (x) poses a threat to the health or safety of the Residents of the Facility or (y) such termination, suspension or revocation materially interferes with the operation of the Facility or (ii) any enforcement action is initiated which materially interferes with the operation of the Facility. Manager shall have fifteen (15) days after receipt of written notice from Owner to cure any such default, and once any such termination, suspension, revocation or enforcement action is cured, if Owner shall not have terminated this Agreement, Owner may no longer terminate for that occurrence.

        (b) Upon any Prohibited Change of Control (as defined in Section 17.11).

        (c) Upon the occurrence of any of the events specified in Article 2 of the Master Agreement.

        (d) Manager or any Affiliate of Manager defaults under the Venture Agreement or any other agreement to which any of them is a party with Owner, ALUS or any Affiliate of either of them, and such default continues beyond any applicable notice and cure periods.

        (e) Upon the occurrence of an Event of Default under the Development Agreement.

        If a termination occurs pursuant to this Section 12.01, Manager shall be compensated for its services only through the date of termination after deducting therefrom damages incurred by Owner as a result of Manager's default. Further, in the event of such termination, both parties shall fully cooperate with one another to ensure a smooth transition of ownership or management, as the case may be. Upon termination of this Agreement, Manager will deliver to Owner the following with respect to the Facility:

                (i) A final accounting, reflecting the balance of income and expenses of the Facility as of the date of termination, to be delivered as soon as reasonably possible but not later than thirty (30) days after such termination;

                (ii) Any balance of monies of Owner or Resident deposits, or both, held by Manager with respect to the Facility, to be delivered as soon as reasonably possible, but not later than 30 days after such termination;

                (iii) All records, contracts, leases, resident agreements, tenant correspondence, files, receipts for deposits, unpaid bills and other papers, documents or computer disks or information which pertain in any way to the Facility to be delivered as soon as reasonably possible, but not later than 30 days after such termination; and

                (iv) Manager shall cooperate reasonably in all respects to achieve a transfer of any license and/or certificate (or to obtain a new license and/or certificate, if necessary) required in connection with the operation of the Facility, but shall not be required to incur any monetary expenditures in connection therewith (unless Owner agrees to reimburse Manager for the same).

        Manager shall use good faith, diligent efforts to deliver all of foregoing as soon as reasonably possible.

Section 12.02 Termination Without Cause by Owner.

        (a) Without limiting Owner's rights under Section 12.01 or 13.01, Owner may terminate this Agreement without cause at any time after December 31, 2007 upon thirty (30) days notice to Manager. In such event, Owner shall pay Manager the Buy-Out Fee in accordance with the provisions of Section 12.02(b) below. No Buy-Out Fee shall be due or payable in connection with any termination of this Agreement under any provision of Section 12.01 or Section 13.01 hereof or under the Master Agreement (except as expressly set forth therein). In addition, notwithstanding the provisions of the first sentence of this Section 12.02 or any other provision of this Agreement to the contrary, no Buy-Out Fee shall be due or payable in connection with any termination of this Agreement under this
Section 12.02 hereof if any Change of Control (including, without limitation, any Permitted Change of Control) has occurred at any time after December 31, 2007; provided, however, that if the applicable Change of Control is a Permitted Change of Control, notice of termination is given within sixteen (16) months after the occurrence thereof. As long as the AEW Member retains a direct or indirect interest in Owner, Owner's right to terminate this Agreement pursuant to this Section 12.02 may be exercised by the AEW Member on behalf of Owner. The right to terminate this Agreement pursuant to this Section 12.02 shall be assignable to any subsequent Owner(s) of the Facility.

        (b) The Buy-Out Fee, if any, payable under Section 12.02(a) hereof shall be paid as follows:

               (i) On or before the effective date of termination (the "Termination Date"), Owner shall pay Manager ninety-five (95%) percent of the Buy-Out Fee as estimated by Owner as of the date thereof based upon the most recent financial reports delivered to Owner by Manager under this Agreement; and Owner shall pay the balance of the Buy-Out Fee, as so reasonably estimated, to Escrow Agent to be held in escrow pursuant to an escrow agreement in form and substance reasonably satisfactory to Owner and Manager (the "Escrow Agreement"). The amount so deposited shall be referred to herein as the "Escrow Amount." The Escrow Amount shall be held in an interest-bearing account in accordance with the terms of the Escrow Agreement.

               (ii) Within one hundred eighty (180) days after the Termination Date, the Accountants shall audit the books and records of Manager with respect to Gross Revenues for the twelve (12) month period used to determine Projected Gross Revenues. Promptly upon completion of the audit, the Accountants shall deliver a notice (the "Buy-Out Fee Adjustment Notice") to each party and Escrow Agent setting forth the actual (calculated as set forth in the definition of "Gross Revenues") Gross Revenues for such twelve (12) month period and the amount of the Buy-Out Fee as recalculated by the Accountants using such actual (calculated as set forth in the definition of "Gross Revenues") Gross Revenues (the "Adjusted Buy-Out Fee"). The determination by the Accountants as to such Gross Revenues and the Adjusted Buy-Out Fee shall be final and binding upon Owner and Manager. If the amount of the actual Gross Revenues for the applicable twelve (12) month period as determined by any audit under this Section is less than ninety-seven percent (97%) of the amount of the Gross Revenues reported by Manager to Owner in its most recent reports prior to the Termination Date, then the cost of the audit shall be paid by Manager; otherwise, Owner shall pay the cost of the audit.

               (iii) If the Adjusted Buy-Out Fee is:

                      (A) equal to or greater than the Buy-Out Fee estimated as of the Termination Date, then: (x) within seven (7) days after the Buy-Out Fee Adjustment Notice, Escrow Agent shall disburse to Manager the balance of the Escrow Amount; and (y) within thirty (30) days after the Buy-Out Fee Adjustment Notice, Owner shall pay Manager the balance, if any, of the Buy-Out Fee due to Manager;

                      (B) less than the Buy-Out Fee estimated as of the Termination Date but exceeds the amount paid to Manager under Section 12.02(b)(i), then: (x) within seven (7) days after the Buy-Out Fee Adjustment Notice, Escrow Agent shall disburse to Manager the amount, if any, by which the final Buy-Out Fee exceeds the amount paid to Manager under Section 12.02(b)(i); and (y) within thirty (30) days after the Buy-Out Fee Adjustment Notice, Escrow Agent shall disburse the balance of the Escrow Amount, if any, to Owner; or

                      (C) less than the amount paid to Manager under Section 12.02(b)(i), then: (x) within seven (7) days after the Buy-Out Fee Adjustment Notice, Escrow Agent shall disburse the Escrow Amount to Owner; and (y) within thirty (30) days after the Buy-Out Fee Adjustment Notice, Manager shall pay the balance, if any, of such overpayment of the Buy-Out Fee to Owner.

               (iv) All interest earned on the Escrow Amount shall be disbursed to Manager and Owner in proportion to the principal portions of the Escrow Amount disbursed to Manager and Owner as aforesaid.

               (v) If Owner or Manager fails to make any payment on or before the date when due to the other party under the foregoing Section
12.02(b)(iii)(A)(y) or Section 12.02(b)(iii)(C)(y), respectively, then such party shall be liable to the party to which payment was due for a late charge of five percent (5%) of the delinquent amount.

                                  ARTICLE XIII
                                    DEFAULTS

Section 13.01 Default by Manager. Manager shall be deemed to be in default under this Agreement (an "Event of Default") in the event of any of the following:

        (a) the Bankruptcy of the Manager; or

        (b) the misappropriation of Owner's funds by the Manager or one of its Affiliates and their respective employees, unless such funds are returned within thirty (30) days after (i) any one of the General Counsel, Controller, Treasurer, Chief Financial Officer, or President of Manager have actual knowledge of such misappropriation and have quantified the amount thereof; or
(ii) Owner has given written notice to Manager of such appropriation and the amount to be restored, if known by Owner.

        (c) any fraudulent act by Manager or one of its Affiliates and their respective employees affecting the Owner or its assets or the Facility that is not promptly dealt with by Manager after receipt of written notice specifying the alleged act in a manner satisfactory to Owner.

        (d) the gross negligence or willful misconduct or Manager, with respect to its duties and obligations under this Agreement which remains uncured for ten
(10) business days after written notice thereof.

        (e) Manager's failure to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Manager, and such failure shall continue (i) for a period of twenty (20) business days after Manager receives written notice from Owner specifying the default in case of monetary defaults or (ii) for a period of thirty (30) days after Manager receives written notice from Owner in the case of non-monetary defaults; provided, however, that if such non-monetary default cannot be cured within such thirty (30) day period, then Manager shall be entitled to such additional time as shall be reasonable, provided Manager is capable of curing same, has promptly proceeded to commence cure of such default within said period, and thereafter diligently prosecutes the cure to completion; provided, however, that in no event shall such additional time exceed ninety (90) days for any non-monetary default other than defaults involving licensing or regulatory matters, so long as Manager has made all filings in connection therewith on a timely basis and no legal action brought by a governmental agency in a court of law or any administrative or other adjudicatory proceeding has been filed or is pending. The delivery of letters or notices threatening legal action or revocation of a license shall not constitute a "legal action" for purposes hereof. Any fines levied against the Facility shall not be Facility Expenses and shall be paid promptly by Manager from Manager's own funds.

        (f) The occurrence of an event of default under a Mortgage caused by the acts or omissions of Manager or Developer.

        (g) The occurrence of any of the events specified in Section 12.01.

Section 13.02 Default by Owner. Owner shall be deemed to be in default hereunder under this Agreement (an "Event of Default") in the event Owner shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Owner and such failure shall continue (i) for a period of twenty (20) business days after written notice thereof by Manager to Owner in case of monetary defaults or (ii) for a period of thirty (30) days after written notice thereof by Manager to Owner in the case of non-monetary defaults; provided, however, if such default cannot be cured within such thirty (30) day period, then Owner shall be entitled to such additional time as shall be reasonable, provided that Owner is capable of curing same, has promptly proceeded to commence cure of such default within said period, and thereafter diligently prosecutes the cure to completion; provided, however, that in no event shall such additional time to cure non-monetary defaults exceed ninety (90) days.

Section 13.03 Remedies of Owner. Upon the occurrence of a default by Manager as specified in Section 13.01 of this Agreement and expiration of any applicable cure period provided by this Agreement, Owner shall be entitled to terminate this Agreement effective immediately, to remove Manager from the day-to-day management of the Facility, and replace Manager with a substitute Manager and otherwise to exercise all its rights at law or in equity.

Section 13.04 Remedies of Manager. Upon the occurrence of a default by Owner as specified in Section 13.02 of this Agreement and the expiration of any applicable cure period provided by this Agreement, Manager shall be entitled to terminate this Agreement effective immediately, and to exercise all of its rights at law or in equity.

Section 13.05 No Waiver of Default. The failure of Owner or Manager to seek remedy for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement shall not prevent a subsequent act by Owner or Manager which would have originally constituted a violation of this Agreement by Owner or Manager, from having all the force and effect of an original violation. Owner or Manager may waive any breach or threatened breach by Owner or Manager of any term or condition herein contained. The failure by Owner or Manager to insist upon the strict performance of any one of the terms or conditions of this Agreement or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that Owner or Manager may have at law, in equity or otherwise for any breach of any term or condition of this Agreement shall be distinct, separate and cumulative rights and remedies and no one of them, whether or not exercised by Owner or Manager, shall be deemed to be in exclusion of any right or remedy of Owner or Manager.

Section 13.06 Interest. Upon the failure of either party to make any payment required to be made in accordance with the terms of this Agreement as of the due date which is specified in this Agreement, the amount owed to the non-defaulting party shall accrue interest at the greater of (i)

14% or (ii) the Prime Rate (defined below) plus 5% (but not greater than the highest rate permitted by applicable law), from and after the date on which such payment was originally due to the non-defaulting party until such payment is made. As used herein, "Prime Rate" means the "prime rate" as published in the "Money Rates" section of The Wall Street Journal; however, if such rate is, at any time during the Term, no longer so published, the "Prime Rate" means the average of the prime interest rates which are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a "prime rate."

                                   ARTICLE XIV
                          LEGAL ACTIONS, GOVERNING LAW,
                       LIABILITY OF MANAGER AND INDEMNITY

Section 14.01 Legal Actions. Legal counsel for Manager and Owner shall cooperate in the defense or prosecution of any action affecting the Facility. Manager shall not institute or defend any legal action affecting the Facility without prior written notification to Owner. Manager shall timely forward all legal notices to Owner which relate to the Facility or Owner. Subject to Manager's obligations set forth in Section 14.05 hereof, Manager shall institute or defend, as the case may be, in the name of the Facility, Owner and/or Manager, but in any event as a Facility Expense, all actions arising out of the operation of the Facilities, including but not limited to actions or proceedings to collect charges, third party payments, rents, or other income, or to cancel, modify, or terminate any lease, resident agreement, license, or concession agreement in the event of breach or default thereof, or to defend any action brought against Owner. Subject to Manager's obligations set forth in Section
14.05 hereof, Manager shall take the actions necessary to protest or litigate to a final decision in any appropriate court or forum, as a Facility Expense, any violation, order, rule, or regulation affecting the Facility.

        Notwithstanding anything to the contrary contained in this Agreement, Manager and Owner shall mutually select counsel and direct the conduct of any litigation, arbitration or other proceeding involving a claim (not being defended by insurance carrier or in excess of coverage) in excess of $500,000.00 and to approve the settlement of any claim in excess of $250,000, provided any applicable insurance policy allows such approval. In addition, Manager shall prepare and furnish to Owner on a monthly basis reports summarizing all litigation with respect to the Facility.

Section 14.02 Legal Fees and Costs. In the event either party elects to incur legal expenses to enforce any provision of this Agreement against the other party to this Agreement, the prevailing party shall be entitled to recover such legal expenses, including without limitation, reasonable attorney's fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

Section 14.03 Choice of Law and Venue. Whereas Manager's principal place of business is in the Commonwealth of Virginia, and Owner's principal place of business is in the State where the Facility is located, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of Virginia.

Section 14.04  Liability of Manager.

        (a) Standard of Care. Manager shall discharge its duties in good faith, and agrees to exercise, with respect to all services provided by Manager under or pursuant to this Agreement, a standard of care, skill, prudence and diligence under the circumstances then prevailing as would be expected of a prudent Manager who has a high level of experience and expertise with respect to such matters and at or above the Sunrise Standards and in no event with less care, skill, prudence or diligence as Manager would customarily utilize in the conduct of its business, and as is necessary for the maintenance of any license or permit required for the Facility and compliance with all Legal Requirements and the Sunrise Standards. Manager agrees to exercise good faith, diligent efforts to keep the Facility fully occupied.

        (b) Other Persons. Manager shall not be responsible for the acts or omissions of any of Owner's other contractors or any subcontractors or any employees of Owner, or any persons representing Owner performing any services for or in connection with the Facility, or any consultants or other persons engaged by Owner with respect thereto, unless and only to the extent Manager is supervising, or should be supervising the same.

        (c) No Member Liability. If Manager makes any claim under this Agreement, Manager shall have no recourse to directors, officers, employees, or members of Owner or of any Affiliate of Owner, and Manager acknowledges and agrees that in no event shall it have any personal recourse against any director, officer, employee or member of Owner or of any Affiliate of Owner. In the event that Owner makes any claim against Manager, Owner shall have no recourse to directors, officers, employees, or shareholders of Manager or of any Affiliate of Manager.

Section 14.05 Indemnity. Manager will defend, indemnify and hold Owner (and any Affiliate of Owner and its respective members, employees and agents) harmless from and against any claims, losses, expenses, costs, suits, actions, proceedings, damages, demands or liabilities (including, without limitation, engineers' and attorneys' fees and expenses, and costs of litigation) that are asserted against or sustained or incurred by them and arising under or in connection with (a) Manager's breach of this Agreement, (b) legal actions or regulatory violations arising from Manager's breach of this Agreement or Manager's negligence, gross negligence, fraud, or willful misconduct, (c) the placing, discharge, leakage, use and/or storage of hazardous or regulated materials at, in or beneath the Facility by Manager or its Affiliates or their respective agents, employees, contractors or representatives in violation of any Legal Requirements, or (d) Manager's negligence, gross negligence, willful misconduct or fraud in managing and/or operating the Facility. The scope of the foregoing indemnities includes any and all costs and expenses incurred in connection with any proceedings to defend any indemnified claim, or to enforce the indemnity, or both. Owner will defend, indemnify, and hold Manager harmless, from and against any and all claims, expenses, losses, costs, suits, actions, proceedings, demands, or liabilities that are asserted against, or sustained or incurred by Manager in the proper performance of Manager's duties under this Agreement or otherwise while acting properly within the scope of the agency established by the parties to this Agreement, other than for matters for which Manager is required to indemnify Owner pursuant to this Section. Recovery upon an indemnity contained in this Agreement shall be reduced dollar-for-dollar by any applicable insurance collected by Owner or Manager. For purposes of this
Section 14.05, ALUS and AL Pool and any member, manager, partner, employee and agent of each named entity shall be deemed an Affiliate of Owner. This Section
14.05 shall survive the termination of this Agreement.

                                   ARTICLE XV
                     REGULATORY AND CONTRACTUAL REQUIREMENTS

Section 15.01 Regulatory and Contractual Requirements. Manager shall use its diligent, good faith efforts to cause all things to be done in and about the Facility as may be reasonably necessary to comply with Legal Requirements or the requirements of any Board of Fire Underwriters respecting the use of the Facility or the construction, maintenance, or operation thereof. Manager shall use its diligent, good faith efforts to obtain and maintain all permits, licenses and certificates required by any governmental authority for the ownership, use or operation of the Facility as a licensed assisted living facility providing personal care services in the State. Owner agrees upon request by Manager to sign promptly and without charge applications for licenses, permits or other instruments necessary for the ownership, use, operation and management of the Facility in accordance with Legal Requirements and this Agreement and to provide such information and perform such acts relative to the ownership of the Facility as are required by Legal Requirements in order for Manager to obtain and/or maintain any license, permit, instrument, certificate, certification or approval with respect to the ownership, use, operation and management of the Facility. Manager shall keep its corporate organization in good standing in the State and shall maintain all corporate permits and licenses required by the State.

                 The parties understand and agree that certain deficiencies or situations of non-compliance with various Legal Requirements (such as building codes, the Occupational Safety and Health Act, the Americans with Disabilities Act, health care regulations and the like) are likely to occur from time to time in the normal course of business operations. Such occurrences will not constitute an independent breach or default of Manager hereunder, provided that,
(i) they are not materially beyond the general experience of similar first-class assisted living operations located in the State in terms of scope, seriousness, or frequency, (ii) Manager takes all reasonable actions in a timely manner to cure such deficiencies or situations of non-compliance and (iii) they do not materially affect the operation of the Facility. The costs (including any fines for non-compliance) of curing such deficiencies or circumstances of non-compliance shall constitute Facility Expenses unless incurred by reason of Manager's willful failure, negligence or default hereunder, in which event the cost therefor shall be payable out of Manager's own funds.

Section 15.02 Equal Employment Opportunity. Without limitation of any provision set forth herein, Manager expressly agrees to abide by any and all applicable equal employment opportunity statutes, rules and regulations imposed by any governmental authority, including, without limitation, Title II of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act of 1963, the National Labor Relations Act, the Fair Labor Standard Act, the Rehabilitation Act of 1983, and the Occupational Safety and Health Act of 1970, all as may be from time to time modified or amended.

Section 15.03 Equal Housing Opportunity. Without limitation of any provision set forth herein, Owner and Manager expressly agree to abide by any and all applicable equal housing opportunity statutes, rules and regulations imposed by any governmental authority, all as may be from time to time modified or amended.

                                   ARTICLE XVI
                    PROPRIETARY MARKS; INTELLECTUAL PROPERTY

Section 16.02 Proprietary Marks. During the Term of this Agreement, each Facility shall be known as a "Sunrise" facility, with such additional identification as may be necessary and agreed to by Owner and Manager to provide local identification. If the name of the Sunrise System is changed, Manager shall have the right (with the Owner's written consent, which shall not be unreasonably withheld) to change the name of the Facility to conform thereto. Any incremental costs associated with implementing such name change shall be borne by Manager and will not be a Facility Expense.

Section 16.03 Ownership of Proprietary Marks. The Proprietary Marks shall in all events remain the exclusive property of Manager, and except as expressly set forth in this Agreement, nothing contained herein shall confer on Owner the right to use the Proprietary Marks. Except as provided below in this section, upon termination, any use of or right to use the Proprietary Marks by Owner shall cease forthwith and Owner shall promptly remove, at Manager's expense, from the Facility any signs or similar items that contain the Proprietary Marks. The right to use such Proprietary Marks belongs exclusively to Manager, and the use thereof inures to the benefit of Manager whether or not the same are registered and regardless of the source of the same. Upon termination, Owner shall have the right to use any inventory or Household Replacement items marked with the Proprietary Marks exclusively in connection with the Facility until they are consumed.

Section 16.04 Intellectual Property. All Intellectual Property shall at all times be proprietary to Manager or its Affiliates, and shall be the exclusive property of Manager or its Affiliates. During the Term of this Agreement, Manager shall be entitled to take all reasonable steps to ensure that the Intellectual Property remains confidential. Upon termination, all Intellectual Property shall be removed from the Facility by Manager, without compensation to Owner.

Section 16.05 Use of Proprietary Marks and Intellectual Property.
Notwithstanding the foregoing provisions of this Article, Manager warrants and covenants that the Proprietary Marks and the Intellectual Property shall be available for use at and in connection with the Facility during the Term of this Agreement.

Section 16.06 Breach of Covenant. Manager and/or its Affiliates shall be entitled, in case of any breach of the covenants of Article XVI by Owner or others claiming through it, to injunctive relief and to any other right or remedy available at law. Article XVI shall survive termination.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

Section 17.01 Additional Assurances. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of either party, the party requested shall execute such additional instruments and take such additional acts as the requesting party may deem necessary to effectuate this Agreement.

Section 17.02 Consents, Approval and Discretion. Except as expressly provided herein to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised, in good faith.

Section 17.03 No Brokerage. Each party represents to the other that it has not engaged a broker in connection with this transaction, and agrees to defend, indemnify, and hold the other party harmless from any claim made by a broker through the indemnifying party.

Section 17.04 Notices. All notices, demands, consents, approvals, and requests given by either party to the other hereunder shall be in writing and shall be sent by hand delivery, by a nationally recognized overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses:

           Owner:         AL U.S./Studio City Senior Housing, L.P.
                          c/o AEW Capital Management, L.P.
                          World Trade Center
                          Two Seaport Lane
                          Boston, Massachusetts 02110
                          Attn: Asset Manager - AEW Senior Housing Company, LLC
                          Telephone: (617) 261-9360
                          Facsimile: (617) 261-9555

           Copy to:       AEW Capital Management, L.P.
                          World Trade Center, Two Seaport Lane
                          Boston, Massachusetts 02110
                          Attn: General Counsel
                          Telephone: (617) 261-9145 and (617) 261-9540
                          Facsimile: (617) 261-9555

           Copy To:       Joseph J. Christian, Esquire
                          Hale and Dorr LLP
                          60 State Street
                          Boston, Massachusetts 02109
                          Telephone: (617) 526-6947
                          Facsimile: (617) 526-5000

           Manager :      Sunrise Assisted Living Management, Inc.
                          7902 Westpark Drive
                          McLean, Virginia 22102
                          Attn: Tiffany Tomasso
                          Telephone:  (703) 744-1607
                          Facsimile:  (703) 744-1628

           Copy to:       Sunrise Assisted Living, Inc.
                          7902 Westpark Drive
                          McLean, Virginia 22102
                          Attention:  Legal Department
                          Telephone:  (703) 744-1878
                          Facsimile:  (703) 744-1885

            Copy to:      Wayne G. Tatusko, Esquire
                          Watt, Tieder, Hoffar & Fitzgerald, LLP
                          7929 Westpark Drive, Suite 400
                          McLean, Virginia 22102
                          Telephone:  (703) 749-1088
                          Facsimile:  (703) 356-5388

or to such other address and to the attention of such other person as either party may from time to time designate in writing. Notices properly given as described above shall be effective upon receipt. Refusal to accept delivery shall constitute receipt.

Section 17.05 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

Section 17.06 Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

Section 17.07 Division and Headings. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect whatsoever in construing the provisions of this Agreement.

Section 17.08 Confidentiality of Information. Manager and Owner agree to keep confidential and not to use or to disclose to others, except (a) in the case of Owner, to Owner's lender or any prospective lender, investor, purchaser or prospective purchaser of the Facility, (b) in the case of either party, to any rating agencies, lenders, stock analysts, banks, accountants, lawyers and other like professionals, (c) as expressly consented to in writing by the other party or (d) required by law, any and all of their respective secrets or confidential technology, proprietary information, customer lists, or trade secrets, or any matter or items ascertained through their association with each other. Manager and Owner further agree that should Manager leave the active service of Owner, Manager will return to Owner any Facility information of any kind pertaining to Residents of the Facility, business, sales, financial condition or products and Owner will return to Manager any and all of Manager 's confidential information obtained by Owner.

Section 17.09 Publicity. The parties agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party, except as required by law or applicable regulations.

Section 17.10 Right To Perform. In the event that Owner or Manager shall be in default hereunder, Owner or Manager, in addition to any rights or remedies available to it under law, shall have the right, but not the obligation to perform the defaulting party's duty or fulfill the defaulting party's obligation, but in no way obligating the party beyond any termination period allowable hereunder.

Section 17.11 Assignment by Manager. Owner may assign this Agreement to any person or entity in connection with a sale or other disposition of the Facility, without the need for Manager's consent. Manager shall not assign or transfer its interest in this Agreement without the prior written consent of Owner which may be withheld in Owner's sole and absolute discretion; provided, however, that Manager shall have the right to assign this Agreement to an entity controlled by, controlling or under common control with Manager, without release from Manager's obligations hereunder after thirty (30) days written notice to Owner, provided no "Prohibited Change of Control" (defined in Section 17.11(c) below) shall have occurred and such entity is the principal entity through which Sunrise Assisted Living, Inc. is conducting its assisted living management business and such assignee shall be deemed to be Manager for the purposes of this Agreement. In the event Owner consents to an assignment of this Agreement by Manager, no further assignment shall be made without the express consent in writing of Owner, unless such assignment may otherwise be made without such consent as provided above in this Section 17.11.

        (a) A "Change in Control" of Manager shall be deemed to occur if, at any time after the date hereof, (i) any individual or entity, or its heirs, successors or assigns (a "Person") (or one or more Persons acting in concert as a group) acquires (A) more than fifty percent (50%) of the outstanding capital stock of Sunrise Assisted Living, Inc. ("SALI"), Sunrise Assisted Living Investments, Inc. ("SALII") or Manager (herein, "SALMI") or (B) such percentage of the outstanding capital stock of SALI, SALII or SALMI or such other rights as would entitle such Person (or such group) to appoint a majority of the board of SALI, SALII or SALMI and such Person or group actually exercises such right and elects a majority of the board members who were not members prior to such time;
(ii) a merger, exchange, consolidation, recapitalization or other business combination (a "Business Combination") occurs in which the holders of the outstanding capital stock of SALI, SALII or SALMI immediately prior to such Business Combination, disregarding for such purposes any holders who are affiliates of another party to the Business Combination or acting in concert as a group with such other party, own less than fifty-one percent (51%) of the aggregate equity interests of the surviving entity or own less than fifty-one percent (51%) of the voting securities (determined on the basis of number of votes per security) immediately following such Business Combination; or (iii) all or substantially all of the assets of SALI, SALII or SALMI are sold or otherwise disposed of, directly, indirectly, voluntarily, involuntarily, by operation of law or otherwise; provided, however, that a sale by SALI, SALII or SALMI of their real estate assets shall not be considered a Change of Control if SALI, SALII, SALMI or an entity of which SALI, SALII or SALMI owns not less than fifty-one percent (51%) of the aggregate equity interests or not less than fifty-one percent (51%) of the voting securities (determined on the basis of number of votes per security) retains management of such real estate assets for a term not less than ten (10) years.

        (b) A "Permitted Change of Control" is a Change of Control (i) which occurs after December 31, 2003, and (ii) pursuant to which any applicable Person (or Persons) acquiring the stock of SALI, SALII or SALMI under Section 17.11(a)(i), the surviving entity of any applicable Business Combination under
Section 17.11(a)(ii), or the Person which purchases all or substantially all of the assets of SALI, SALII or SALMI under Section 17.11(a)(iii) (each such Person being referred to herein as the "New Entity") satisfies all of the following requirements:

                 (i) The tangible net worth of the New Entity, computed in accordance with GAAP, as of the date of the Change of Control is not less than the greatest of (A) the tangible net worth of SALI, SALII and/or SALMI, as the case may be, as of the date hereof, (B) the tangible net worth of SALI, SALII and/or SALMI as the case may be, on the day prior to the date of the Change of Control, and (C) $250,000,000;

                 (ii) Neither the New Entity nor any Person directly or indirectly controlling the New Entity, or any of the New Entity's operational subsidiaries shall, at any time (A) have filed a petition in bankruptcy or sought the protection of any bankruptcy or similar insolvency laws, or had a petition under any bankruptcy or creditors rights laws filed against it; (B) had any assisted living/dementia care or skilled nursing license or certification denied or revoked by any governmental authority due to any actual or alleged fault or failure by, or the negative reputation of, the New Entity or any of its Related Parties; (C) have paid on three (3) or more occasions during any period of five (5) consecutive years prior to the occurrence of the Change of Control any fine, penalty or sanction in excess of $10,000 each to one or more governmental authorities having jurisdiction with respect to licenses or certifications to operate assisted living/dementia care or nursing home facilities or under any Medicare, Medicaid or third party payor program (D) been found to have been grossly negligent or reckless or to have committed willful or intentional misconduct in any lawsuit alleging any wrongdoing by the New Entity or any of its Affiliates or any of their respective employees relating to assisted living/dementia care or skilled nursing care, or (E) been found to have been liable in three (3) or more lawsuits alleging any wrongdoing by the New Entity or any of its Affiliates or any of their respective employees relating to assisted living/dementia care of skilled nursing facilities for any reason other than gross negligence, willful misconduct or recklessness;

                 (iii) The New Entity, or its operational subsidiary or subsidiaries, shall (A) be licensed or certified for the operation of assisted living/dementia care facilities in each state in which the Properties are located as of the date of the Change of Control, and
(B) have at least five (5) years experience in, the operation of a substantial number of assisted living/dementia care facilities located in metropolitan markets substantially similar to the Facility and the Other Facilities; and

                 (iv) The New Entity or its operational subsidiary or subsidiaries must have in place or adopt as of the date of the Change of Control, hiring, training and quality assurance programs and operating and management standards that are equivalent to or higher in quality than the Sunrise Standards in effect as of the date hereof.

         (c) A "Prohibited Change of Control" shall mean any Change of Control other than a Permitted Change of Control.

Section 17.12 Entire Agreement/Amendment. With respect to the subject matter hereof, this Agreement supersedes all previous contracts and constitutes the entire Agreement between the parties with respect to the specific subject matter hereof, and no party shall be entitled to benefits other than those specified herein. As between the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements not expressly incorporated herein, whether written or verbal, are superseded, and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by both parties hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

Section 17.13 Inurement. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, legal representatives or permitted assigns of each of the parties hereto.

Section 17.14 Relationship Between the Parties. The relationship between Owner and Manager pursuant to this Agreement shall not be one of general agency, but shall be that of Owner with an independent contractor; provided, however, that with respect to those specific and limited circumstances in which (a) Manager is holding funds for the account of Owner or (b) Manager is required to act as authorized representative for Owner with respect to agreements with residents pursuant to licenses or Legal Requirements, the relationship between Owner and Manager shall be that of trustee and authorized representative (with limited agency), respectively. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making Owner a partner or joint venturer with Manager or as creating any similar relationship or entity, and each party agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving the other.

Section 17.15 Force Majeure. As used in this Agreement, the term "Force Majeure" shall mean any failure to perform an obligation under this Agreement when the party so obligated is prevented from so performing by Acts of God, strike, lockout or labor unrest (unless caused by the obligated party's willful act), explosion, sabotage, accident, order or regulation of or by any governmental authority, because of war, riot, civil commotion or other emergency, or because of other circumstances beyond such party's reasonable control.

Section 17.16 Release of Owner Upon Sale. If the Facility is sold, exchanged or transferred by Owner at any time during the Term and this Agreement does not terminate as a result thereof, Owner shall provide Manager with notice thereof and upon such sale and the assumption of the Owner's obligations hereunder by any successor of Owner, the named Owner hereunder shall have no further liability to Manager under this Agreement, except with respect to amounts owed for periods up to the date of such sale, exchange or transfer. In no event shall any member, manager, partner, officer, director, trustee, stockholder, employee or beneficiary of Owner or of any such party be held to have personal liability for satisfaction of any claims or judgments against Owner arising under this Agreement or relating to any Facility.

Section 17.17 Subordination to GMAC Mortgage. This Agreement shall be subject and subordinate to that certain Mortgage executed and delivered by Owner to GMAC Commercial Mortgage.

Section 17.18 Cancellation on Default. Notwithstanding anything in this Agreement to the contrary, this Agreement may be canceled without cause upon thirty (30) days notice by the holder of the Mortgage described in Section 17.17 above without prior notice or penalty at the option of the holder of the Mortgage if an event of default (after applicable notice and opportunity to cure) shall occur under the Mortgage.

                                  ARTICLE XVIII
                                   ARBITRATION

Section 18.01  Arbitration.

        (a) Any dispute hereunder which this Agreement expressly states is to be subject to arbitration shall be determined by Arbitration Proceeding conducted in the city and state determined by the arbitrator selected for the Arbitration Proceeding or as otherwise mutually agreed by the parties to the Arbitration Proceeding and in accordance with the commercial arbitration rules of the AAA with expedited procedures in effect on the date thereof, as modified by this Agreement. Unless expressly stated to the contrary in this Agreement, the initiation of the Arbitration proceeding shall toll the running of any cure periods provided for in this Agreement.

        (b) The party desiring arbitration shall provide written notice to the other party (the "Arbitration Notice") indicating (i) the matter in controversy and (ii) the name, contact information and professional resume of the proposed arbitrator meeting the requirements for a qualified and independent arbitrator set forth in Section 18.01(c) ("Initial Arbitrator") to arbitrate such matter in controversy. If the party receiving the Arbitration Notice rejects the Initial Arbitrator set forth in the Arbitration Notice it shall object in writing ("Objection Notice") delivered to the other party within four (4) Business Days of the receipt of the Arbitration Notice. The Objection Notice shall contain the name, contact information and professional resume of a different arbitrator meeting the requirements for a qualified and independent arbitrator set forth in Section 18.01(c) ("Secondary Arbitrator") to arbitrate the matter in controversy set forth in the Arbitration Notice. If the party receiving the Objection Notice rejects the Secondary Arbitrator, it shall object in writing ("Secondary Objection Notice") to the other party within four
(4) Business Days after the receipt of the Objection Notice. If neither the Initial Arbitrator nor the Secondary Arbitrator is accepted by the parties, the party which delivered the Arbitration Notice shall instruct the Initial Arbitrator and the Secondary Arbitrator to agree, within two (2) Business Days after receipt of the Secondary Objection Notice, upon an arbitrator ("Appointed Arbitrator") meeting the requirements for a qualified and independent arbitrator set forth in Section 18.01(c). If they agree upon an Appointed Arbitrator who is prepared to act as the Appointed Arbitrator, the Initial Arbitrator and Secondary Arbitrator shall deliver written notice of the name, contact information and professional resume of the Appointed Arbitrator to each party simultaneously. The appointment of the Appointed Arbitrator shall be a final decision, which shall not be subject to objection by either party, unless either party within two (2) Business Days after such selection of an Appointed Arbitrator, notifies the other party, in writing, that such Appointed Arbitrator fails to meet the requirements for a qualified and independent arbitrator set forth in Section 18.01(c) and provides specific information in such written notice as to the reasons why such failure exists.

        (c) In the event the Initial Arbitrator and the Secondary Arbitrator cannot agree on an Appointed Arbitrator or if such appointed Arbitrator is unwilling to act as the Appointed Arbitrator or if either party objects to the Appointed Arbitrator within two (2) Business Days after the selection of such Appointed Arbitrator, as permitted in this Section 18.01, then either party may petition the AAA (or any successor body of similar function) to appoint an arbitrator within two (2) Business Days of such petition using the following criteria: such arbitrator shall (i) with respect to physical property matters, a licensed professional engineer or registered architect having at least ten (10) years experience in the design or construction of similar senior housing facilities, (ii) with respect to financial matters be a partner in a "Big Five Accounting Firm" with at least ten (10) years experience with the type of matter in dispute, (iii) with respect to property management issues, a person who shall have had at least ten (10) years experience managing similar senior housing facilities in the market place for the matter in dispute and (iv) be neutral and shall have had no prior notice, information or discussions concerning such controversy) and shall not be employed by or associated with either party or any Affiliate of either of them, or any of their respective agents or affiliates at such time or for the previous ten (10) years.

        (d) The Arbitration Proceedings shall commence two (2) Business Days after the engagement or appointment of the appropriate arbitrator pursuant to this Section 18.01. Such Arbitration Proceedings shall be conducted in one (1) day until completion, each party shall have no more than a total of four (4) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party and the arbitrator shall make a determination within three (3) Business Days after conclusion of the Arbitration Proceeding.

        (e) Each party shall sign all documents and do all other things necessary to submit any such matter to arbitration and agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder.

        (f) The costs and expenses of an Arbitration Proceeding and the arbitrators shall be shared equally by Owner and Manager, provided, however, each party shall pay its own counsel and other professional fees and expenses with respect to such Arbitration proceeding. Notwithstanding any contrary provisions hereof, if any party has initiated two (2) unsuccessful consecutive Arbitration proceedings, it shall indemnify and holder harmless the other party for all costs and expenses incurred by such other party with respect to such subsequent Arbitration Proceedings initiated by it, but not for the result of such Arbitration Proceeding; provided, however, if at any time subsequent to such two (2) unsuccessful consecutive Arbitration proceedings, such party has prevailed at two (2) consecutive Arbitration Proceedings, such indemnification shall no longer be effective until after such party has initiated two (2) unsuccessful consecutive Arbitration Proceedings again.

        (g) Any arbitrator's final decision and award shall be in writing, shall be binding on the parties and shall be nonappealable, and counterpart copies thereof shall be delivered to both parties. A Judgment or order based upon such award may be entered in any court of competent jurisdiction. All actions necessary to implement the decision of the arbitrator shall be undertaken as soon as possible, but in no event later than three (3) Business Days after the rendering of such decision.

        (h) Each party hereby agrees to consolidate any Arbitration Proceeding hereunder with any Arbitration Proceeding commenced with respect to any related issue under the Venture Agreement or any other agreement between the parties hereto (or any of their respective Related Parties) with respect to ALUS, the Facility or any of the Other Facilities and to be joined in any such related Arbitration Proceeding.


                       [Signatures on the following page]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first above written.

WITNESS:       OWNER:

               AL U.S./STUDIO CITY SENIOR HOUSING, L.P., a California limited partnership

               By: AL California GP, LLC, a Delaware limited liability company, its General Partner

                     By: AL U.S. POOL ONE, LLC, a Delaware limited liability company, its Sole Member

                          By: AL U.S. DEVELOPMENT VENTURE, LLC, a Delaware limited liability company, its Sole Member

                               By: SUNRISE ASSISTED LIVING INVESTMENTS, INC., a Virginia corporation, its Managing Member



                                    By: /s/ Daniel B. Gorham
                                        --------------------
                                        Daniel B. Gorham
                                        Vice President


                               By:  AEW Senior Housing Company, LLC, a
                                    Delaware limited liability company

                                    By:  SEAPORT SENIOR HOUSING MANAGEMENT,
                                         LLC, a Delaware limited liability
                                         company



                                    By:  /s/ Christopher A. Kazantis
                                         ---------------------------
                                         Christopher A. Kazantis
                                         Vice President

                                      MANAGER:

                                      Sunrise Assisted Living Management, Inc., a Virginia corporation

                                      By: /s/ Daniel B. Gorham
                                          ---------------------
                                          Daniel B. Gorham
                                          Senior Vice President

                                    EXHIBIT D

SCHEDULE OF REPORTING TO AEW
General Description                Detailed Description                                     Due Date   Monthly  Quarterly Annually
-----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL REPORTING
-------------------
-----------------------------------------------------------------------------------------------------------------------------------
Accrual Basis Income Statement     actual vs budget, total & per resident day, variance
                                   explanations                                             15th           X
-----------------------------------------------------------------------------------------------------------------------------------
Balance Sheet                      detail of specific accounts and owners equity            15th           X
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flow                          support net income and contribution and distributions    15th           X
-----------------------------------------------------------------------------------------------------------------------------------
Bank Reconciliation                monthly                                                  15th           X
-----------------------------------------------------------------------------------------------------------------------------------
Upload File                        operating activity mapping chart of accounts             15th           X
-----------------------------------------------------------------------------------------------------------------------------------
Capital Expenditures               actual vs budget with explanations                       15th                    X
-----------------------------------------------------------------------------------------------------------------------------------
Portfolio Reporting                balance sheet & income statement                         15th           X
-----------------------------------------------------------------------------------------------------------------------------------
Distributions                      actual monthly with a forecast of future distributions   15th           X
-----------------------------------------------------------------------------------------------------------------------------------
Variance Report (ad hoc/quarterly                                                           15th
for major issues)                  financial, operations, leasing, market                                 X
-----------------------------------------------------------------------------------------------------------------------------------
Accounts Receivable Aging                                                                   15th                    X
-----------------------------------------------------------------------------------------------------------------------------------
Rent Roll                                                                                   15th                    X
-----------------------------------------------------------------------------------------------------------------------------------
Marketing Report                   MIs/MOs/Leads                                            15th           X
-----------------------------------------------------------------------------------------------------------------------------------
Incentive Fee Calculation                                                                   15th           X
-----------------------------------------------------------------------------------------------------------------------------------
Incentive Fee Reconciliation       Final calculation due 15 days after Audit is complete    150 days                          X
-----------------------------------------------------------------------------------------------------------------------------------
Capital Expenditure Report         Under Section 3.2(d) of LLC Operating Agreement          15th           X
-----------------------------------------------------------------------------------------------------------------------------------
Audit                              Draft                                                    60 days                           X
-----------------------------------------------------------------------------------------------------------------------------------
Audit                              Final                                                    90 days                           X
-----------------------------------------------------------------------------------------------------------------------------------
Tax Return                         Draft                                                    75 days                           X
-----------------------------------------------------------------------------------------------------------------------------------
Tax Return                         Final                                                    105 days                          X
-----------------------------------------------------------------------------------------------------------------------------------
BUDGETS
-------
-----------------------------------------------------------------------------------------------------------------------------------
Property Annual Operating Budget   Draft                                                    15-Oct                            X
-----------------------------------------------------------------------------------------------------------------------------------
Property Annual Operating Budget   Final                                                    15-Nov                            X
-----------------------------------------------------------------------------------------------------------------------------------
Budget to Include:
-----------------------------------------------------------------------------------------------------------------------------------
Operating Performance              3 year forecast
-----------------------------------------------------------------------------------------------------------------------------------
Narrative with operating
objectives and assumptions
-----------------------------------------------------------------------------------------------------------------------------------
Competitive Set Analysis           Annual Update
-----------------------------------------------------------------------------------------------------------------------------------
Real Estate Tax Summary
-----------------------------------------------------------------------------------------------------------------------------------
Capital Expenditures                3 year forecast
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT E

                         MINIMUM INSURANCE REQUIREMENTS


The parties hereto mutually agree that the below listed insurance requirements shall be subject to reasonable availability of such insurance in the marketplace at time of procurement.

All insurers must have an A.M. Best rating of A-/VII or better and all primary insurers must have a Standard & Poor's rating of A or better. Certificates of insurance for all coverages must be issued prior to the investment closing and five days prior to each renewal;

                                   ARTICLE I.

1.      Property Insurance

        Coverage will be placed for the full replacement cost value of the facility, including all property insurance coverages of the type currently maintained for each facility, and include a deductible of $25,000 per occurrence. The values associated with each property will be reviewed annually for adequacy.

2.      Commercial General and Professional Liability Insurance

-       $11,000,000 each occurrence
-       $11,000,000 annual aggregate
-       Aggregate does not apply on a per location basis

3.      Crime Insurance

-       $5,000,000 Employee Dishonesty
-       $5,000,000 Depositor and Forgery
-       $5,000,000 Money and Securities (Inside and Out)

4.      Automobile Liability

-       $1,000,000 Combined Single Limit

5.      Umbrella Liability

-       $40,000,000 per occurrence
-       $40,000,000 Annual Aggregate

6.      Non-Medical Professional Liability covering Real Estate and Development Liability

-       $5,000,000 Occurrence Limit
-       $5,000,000 Annual Aggregate

7.      Workers' Compensation (statutory limits) and Employers Liability Insurance
        ($1,000,000/$1,000,000/$1,000,000);

                     ARTICLE II. INSURANCE COST ALLOCATION

 Section 2.01 The cost associated with the insurance program will be allocated to all facilities operated by Sunrise Assisted Living Management, Inc. ("Manager") at the time of the Manager's Insurance Program renewal date. The allocations will be determined based on the following:

Section 2.01   Property                              Rate per $100 of Value
GL/PL                                 Rate per Resident Capacity
Excess                                Rate per Resident Capacity
Automobile                            Rate per vehicle
Crime                                 Rate per Resident Capacity
Fiduciary                             Not Allocated
Earthquake (CA Only)                  Allocated to CA facilities only on a Rate per $100 of Value
Flood                                 Allocated to facilities requiring coverage (Zone A and X)
Other                                 All "Other" premium would be allocated based on a rate per
                                      Resident Capacity

For those lines of coverage to which a deductible in excess of $25,000 or retention in excess of $25,000 applies, each facility will be responsible for the cost of a portion of the deductible, based on the projected ultimate loss estimate and the Manager will be responsible for all claims under the deductible amount which cause liability payments in excess of the projected ultimate loss estimate. The projected ultimate loss estimate will be derived using a third party actuarial analysis of Manager's loss experience and other external factors, including but not limited to, inflation and increased litigation.

                     ARTICLE III. FINANCIAL RESPONSIBILITY

Section 3.01 The Manager is responsible for the payment of all losses contained within any deductible or retention associated with the insurance program, even if such losses exceed the projected ultimate loss estimate. The ultimate financial responsibility under each required coverage shall rest with the designated insurance carrier. Any collateral required to secure the Manager's obligation for repayment of losses under these coverages will remain in full force until such time as each insurance carrier determines that such collateral may be released. In the even of default on deductible payments by the Manager, the insurance carrier will be responsible for the payment of all losses even if they are below the deductible limits.

Section 3.02   Extended Reporting Provision (Claims Made Coverage)

In the event that any of the required insurance placements are provided on a claims made basis, the Manager will provide an extended reporting period coverage or "tail", reasonably available in the commercial insurance market for each such coverage or coverages, but in no even less than two years after the expiration of such coverage. Should this Pre-Opening Services and Management Agreement be terminated for individual properties, the tail coverage is provided automatically for as long as the Manager continues to purchase coverage.

                                    EXHIBIT F

                            LIST OF OTHER FACILITIES

                          Property                 Location
                          --------                 --------
                      Bonita                    San Diego, CA

                      Boulder                   Boulder, CO

                      Huntington Beach          Huntington Beach, CA

                      La Jolla                  Pacific Beach, CA

                      La Palma                  La Palma, CA

                      Newtown                   Newtown Square, PA

                      Sacramento                Sacramento, CA

                      Seal Beach                Seal Beach, CA

                      Wilmington                Wilmington, DE

                                    EXHIBIT G

                       LIST OF OTHER PRE-OPENING SERVICES
                            AND MANAGEMENT AGREEMENTS


Pre-Opening Services and Management Agreement for Sunrise Assisted Living of Bonita
Pre-Opening Services and Management Agreement for Sunrise Assisted Living of Boulder
Pre-Opening Services and Management Agreement for Sunrise Assisted Living of Huntington Beach
Pre-Opening Services and Management Agreement for Sunrise Assisted Living of La Jolla
Pre-Opening Services and Management Agreement for Sunrise Assisted Living of La Palma
Pre-Opening Services and Management Agreement for Sunrise Assisted Living of Newtown Square
Pre-Opening Services and Management Agreement for Sunrise Assisted Living of Sacramento
Pre-Opening Services and Management Agreement for Sunrise Assisted Living of Seal Beach
Pre-Opening Services and Management Agreement for Sunrise Assisted Living of Wilmington

                                    EXHIBIT H

                                 MAJOR DECISIONS

        1. Except as may be set forth in an Annual Operating Budget, invest in, purchase or otherwise acquire any property or any direct or indirect beneficial ownership interest therein.

        2. Except as may be set forth in an Annual Operating Budget, cause any sale, transfer, assignment, conveyance, exchange or other disposition of any property of Owner used at the Facility.

        3. Take any action in contravention of this Agreement or an Approved Budget.

        4. Establish any reserves without the consent of Owner unless the establishment or replenishing of such reserves shall have been included as part of an Approved Budget.

        5. Unless set forth in an Annual Operating Budget, terminate any contractual arrangement with or otherwise replace the Facility's primary independent certified public accountant or retain the services of a new, primary independent certified public accountant.

                                    EXHIBIT I

                           CASH MANAGEMENT PROCEDURES

                                    EXHIBIT J

                      RESPONSIBLE CONTRACTOR PROGRAM POLICY